As filed with the Securities and Exchange Commission on  on September 18, 2018

Registration No. 333-211255

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
GROWLIFE, INC.
(Exact name of registrant as specified in its charter)

Delaware	5261	90-0821083
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5400 Carillon Point
Kirkland, WA 98033
(866) 781-5559
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Marco Hegyi
Chief Executive Officer
GrowLife, Inc. 5400 Carillon Point
Kirkland, Washington 98033
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Lawrence W. Horwitz, Esq.
Jessica M. Lockett, Esq.
Horwitz + Armstrong, A Professional Law Corporation
14 Orchard, Suite 200
Lake Forest, California 92630
(949) 540-6540

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(do not check if smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee
Units consisting of shares of the Registrant’s common stock, $0.0001 par value per share (“Common Stock”), and warrants to purchase shares of Common Stock	$6,000,000	$747.00
Non-transferable Rights to purchase Units (2)	—	—
Warrants to purchase Common Stock included as part of the Units (3)	Included with units	—
Common Stock included as part of the Units	Included with units	—
Common Stock issuable upon exercise of the warrants	10,500,000	$1,307.25
Total: (4)	$16,500,000	$2,054.25	(5)

(1)
Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act.

(2)
Non-transferable Rights to purchase Units are being issued without consideration. Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for the Rights because the Rights are being registered in the same registration statement as the securities of the Registrant underlying the Rights.

(3)
Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for the Warrants because the Warrants are being registered in the same registration statement as the securities of the Registrant underlying the Warrants.

(4)
Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(5)
Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED  SEPTEMBER 18, 2018

PRELIMINARY PROSPECTUS

GrowLife, Inc.

Non-transferable Subscription Rights to Purchase Units
Consisting of an Aggregate of Up to 500,000,000 Shares of Common Stock at a Subscription Price of $0.012 Per Unit and Warrants to Purchase Up to 250,000,000 Shares of Common Stock at an exercise price of $0.018 and Warrants to Purchase Up to 250,000,000 Shares of Common Stock at an exercise price of $0.024

We are distributing to holders of our common stock, at no charge, non-transferable subscription rights to purchase Units. Each Unit consists of one share of our common stock, par value $0.0001 per share, which we refer to as Common Stock and two ½ warrants, consisting of one ½ warrant which will be exercisable for one share of our Common Stock at an exercise price of $0.018 per share and one ½ warrant exercisable for one share of our Common Stock at an exercise price of $0.024, which we refer to collectively as the Warrant. We refer to the offering of Units through the subscription right that is the subject of this prospectus as the Rights Offering. In the Rights Offering, you will receive one subscription right for each share of Common Stock owned or deemed owned as of October 12, 2018, the Record Date for the Rights Offering. The Common Stock and Warrants comprising the Units will be separate upon the closing of the Rights Offering and will be issued separately, however, they may only be purchased as a Unit, and the Unit will not trade as a separate security. The subscription rights will not be tradeable

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Each subscription right will entitle you to purchase one Unit at a subscription price of $0.012 per Unit. If you fully exercise your basic subscription right, you may also exercise an over-subscription right to purchase additional Units that remain unsubscribed to at the expiration of the Rights Offering, subject to the availability and pro rata allocation of Units among participants exercising this over-subscription right and subject to ownership limitations. Unless waived by us in our sole discretion, in no event may any holder purchase Units in the Rights Offering that, when aggregated with all the shares of Common Stock otherwise beneficially owned by such holder and its affiliates, would immediately following the closing of the Rights Offering represent 25% or more of our issued and outstanding shares of Common Stock. No fractional shares or warrants will be issued upon exercise of subscription rights in the Rights Offering.

The Company will accept subscriptions for up to 500,000,000 units for a total purchase price of approximately $6,000,000. We are not requiring a minimum subscription amount to complete the Rights Offering. However, we reserve the right to cancel the Rights Offering for any reason at any time before it expires. If we cancel the Rights Offering, all subscription payments received will be returned as soon as practicable, without interest or penalty.

The subscription rights will expire if they are not exercised by 6:00 p.m. Eastern Time on November 12, 2018, unless we extend the subscription period of the Rights Offering in our sole discretion. You should carefully consider whether to exercise your subscription right prior to the expiration of the Rights Offering. All exercises of subscription rights are irrevocable, even if we extend the Rights Offering.

Our board of directors is making no recommendation regarding your exercise of the subscription rights. The subscription rights may not be sold, transferred or assigned and will not be listed for trading on any stock exchange or market.

We have not entered into any standby purchase agreement or other similar arrangement in connection with this Rights Offering. The Rights Offering is being conducted on a best-efforts basis.

Direct Transfer, LLC will serve as the Subscription Agent and the Information Agent for the Rights Offering. The Subscription Agent will hold in escrow the funds we receive from subscribers until we complete or terminate the Rights Offering. If you want to participate in the Rights Offering and you are the owner or deemed owner of your shares, we recommend that you submit your subscription documents to the Subscription Agent before the deadline. If you want to participate in the Rights Offering and you hold your shares through your broker, dealer, bank or other nominee, you should promptly contact your nominee and submit your subscription documents in accordance with the instructions and within the time period specified by the nominee. For additional information, please read “The Rights Offering — The Subscription Rights.”

Our common stock is listed and trades on the OTC Bulletin Board under the symbol “PHOT.” On September 14, 2018, the last reported sale price for our Common Stock on the OTCBB was $0.014 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 14 IN THIS PROSPECTUS AS WELL AS ANY OTHER RISK FACTORS AND OTHER INFORMATION CONTAINED IN ANY OTHER OCUMENT THAT IS INCORPORATED BY REFERENCE HEREIN.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Share	Total(1)
Subscription price	$ 0.012	$ 6,000,000
Estimated expenses	$ -	$50,000
Net Proceeds to us	$ 0.012	$ 5,950,000

(1)  Assumes the Rights Offering is fully subscribed.
(2) In connection with this Rights Offering, we have agreed to pay to the subscription agent/information agent a cash fee equal to 0.0016% of the gross proceeds received by us directly from exercises of the subscription rights or $50,000.  We will reimburse subscription agent for expenses incurred in connection with the Rights Offering.

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The date of this Prospectus is [______], 2018.

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ABOUT THIS PROSPECTUS

    Unless otherwise stated or the context otherwise requires, references in this prospectus to the terms "we," "us," "our," and the “Company" refer to GrowLife, Inc.

You should read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in the securities of GrowLife, Inc. Please read “Where You Can Find Additional Information” on page 53 for more information. We have not authorized anyone to provide you with any information or to make any representation, other than those contained in this prospectus or any free writing prospectus we have prepared. We take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Units offered hereby, but only in circumstances and in jurisdictions where it is lawful to so do. The information contained in this prospectus or any prospectus supplement, as well as information we have previously filed with the Securities and Exchange Commission, is accurate only as of its date, regardless of the time of delivery of this prospectus or of any sale of our Units. Our business, financial condition, results of operations and prospects may have changed since those dates. You should not consider any information in this prospectus, or in any related prospectus supplement, to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.

For investors outside the United States: Neither we nor the Subscription Agent nor Information Agent has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in "Risk Factors". These and other factors could cause our future performance to differ materially from our assumptions and estimates. See "Special Note Regarding Forward-Looking Statements".

GrowLife, Inc. is our trademark that is used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus and the documents and reports that we have filed with the Securities and Exchange Commission, or the SEC, that are incorporated herein by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements

In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms "believes", "estimates", "anticipates", "expects", "plans", "intends", "may", "could", "might", "will", "should", "approximately" or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth and strategies, the length of time that we will be able to continue to fund our operating expenses and capital expenditures, our expected financing needs and sources of financing, the industry in which we operate and the trends that may affect the industry or us.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, and market developments and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus, they may not be predictive of results or developments in future periods.

Any forward-looking statements that we make in this prospectus speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this prospectus.

You should also read carefully the factors described in the "Risk Factors" section of this prospectus to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. You should read this prospectus and the documents that we reference and have filed as exhibits to the registration statement of which this prospectus is a part with the understanding that we cannot guarantee future results, levels of activity, performance or achievements. We disclaim any obligation to update or revise any forward-looking statement as a result of new information, future events or for any other reason, except as may be required under applicable securities laws.

 We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference herein. This summary is not complete and may not contain all of the information that you should consider before deciding whether or not you should exercise your rights. You should read the entire prospectus carefully, including the section entitled "Risk Factors" of this prospectus, the financial statements, and all other information included or incorporated by reference in this prospectus in its entirety before you decide whether to exercise your rights.

GrowLife, Inc.

GrowLife, Inc. (“GrowLife” or the “Company”) is incorporated under the laws of the State of Delaware and is headquartered in Kirkland, Washington.

GrowLife’s goal is to become the nation’s largest cultivation facility service provider for the production of organics, herbs and greens and plant-based medicines. GrowLife provides essential and hard-to-find goods including growing media, industry-leading hydroponics equipment, organic plant nutrients, and thousands more products through its knowledgeable representatives and our distribution channels, to specialty grow operations across the United States and Canada. We primarily sell supplies through our e-commerce distribution channels, ShopGrowLife.com, Greners.com and GrowLifeEco.com, as well as through GrowLife licensed retail storefronts. GrowLife and its business units are organized and directed to operate strictly in accordance with all applicable state and federal laws.

The GrowLife mission is to measure its success by its customer’s success; serving cultivators of all sizes as a reliable business partner and its shareholders with value and trust.

The ‘their success is our success’ focus has helped us understand the pains and needs our customers are enduring and the many products and services we can provide to help them grow. The indoor cultivation industry, primarily driven by indoor Cannabis farming, is in its formative stages where it is developing a recurring track record. Due to the conflicting laws and policies throughout the United States our customers consist mostly of smaller, early-stage companies that face unusual challenges not experienced in most larger established industries. As a result, agility takes the place over predictability and trust surpasses price and convenience.

We seek to support the mission of GrowLife helping its customers be successful by minimizing the operating costs of indoor cultivators of fruits, vegetables and Cannabis so they can better serve their markets and customers. To profitably achieve such a goal, we see GrowLife building out five strategic pillars. These pillars represent unfulfilled needs, which if capitalized upon, can provide PHOT investors with a lasting diversified portfolio of products and services. GrowLife’s five pillars of planned growth are 1) direct commercial sales, 2) products, 3) online markets, 4) consumer GrowLife Cube, and 5) retail --- organized across audience-centric divisions.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2017. For instructions on how to find copies of these documents, see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Company Information

GrowLife, Inc. is incorporated under the laws of the State of Delaware. We were founded in 2012 with the Closing of the Agreement and Plan of Merger with SGT Merger Corporation. Our principal executive offices are located at 5400 Carillon Point, Kirkland, WA 98033, and our telephone number at that location is (866) 781-5559. Our website is http://growlifeinc.com/. Except for the documents incorporated by reference in this prospectus, the information contained on our website is not part of this prospectus and should not be relied upon in connection with making an investment decision.

THE RIGHTS OFFERING

Securities Offered
We are distributing, at no charge, to holders of our outstanding common stock non-transferable subscription rights to purchase one Unit at a subscription price of $0.012 per Unit for every share of Common Stock that you owned or were deemed to own as of the Record Date. Each Unit consists of one share of our Common Stock and two ½ Warrants. Shares of Common Stock and Warrants included in the Units sold in the Rights Offering will be issued only in book-entry form. The Common Stock and Warrants comprising the Units will be separate upon the closing of the Rights Offering and will be issued separately, however, they may only be purchased as a Unit, and the Unit will not trade as a separate security.

Warrants
For each Unit purchased, a subscriber shall receive two ½ warrants: one ½ warrant which will be exercisable for one share of our Common Stock at an exercise price of $0.018 per share and one ½ warrant exercisable for one share of our Common Stock at an exercise price of $0.024. Each Warrant will be exercisable upon issuance and will expire three years from the date of issuance, unless otherwise accelerated. The Warrants will be exercisable for cash, or, solely during any period when a registration statement for the exercise of the Warrants is not in effect, on a cashless basis, at any time after the date of issuance. This prospectus also relates to the offering of shares of Common Stock issuable upon exercise of the Warrants. We may redeem the Warrants for $0.0001 per Warrant if the volume weighted average price of our common stock is above $0.03 for ten consecutive trading days, provided that we may not do so prior to six months after the issuance date. The expiration date of the Warrants may be accelerated upon 30 days’ notice from Company to older if the closing trading price of the Company’s Common Stock is above $0.0325 for ten consecutive trading days. We do not intend to list the Warrants on any national securities exchange or nationally recognized trading system. Please read “Description of Securities — Warrants Included in Units Issuable in the Rights Offering.”

Size of Offering	500,000,000 subscription rights/Units for aggregate gross proceeds of up to $6,000,000.

Subscription Price	$0.012 per Unit. To be effective, any payment for the exercise of a right must clear before the expiration of the Rights Offering.

Basic Subscription Right
Each subscription right will entitle you to purchase one Unit at a subscription price of $0.012 per Unit, which we refer to as the basic subscription right. Please read “The Rights Offering — The Subscription Rights — Basic Subscription Right.”

Over-Subscription Right
If you fully exercise your basic subscription right (other than those subscription rights to acquire less than one whole Unit, which cannot be exercised) and other stockholders do not fully exercise their basic subscription right, you may also exercise an over-subscription right to purchase additional Units that remain unsubscribed at the expiration of the subscription period, subject to availability and ownership limitations.

If the number of unsubscribed Units is not sufficient to satisfy all of the properly exercised over-subscription right requests, the available Units will be prorated among those who properly exercised over-subscription rights in proportion to their respective basic subscription right. Please read “The Rights Offering — The Subscription Rights — Over-Subscription Right.”

Record Date	6:00 p.m. Eastern Time, on October 12, 2018.

Expiration of the Offering Period	6:00 p.m. Eastern Time, on November 12, 2018. We may extend the expiration of the offering period for exercising your subscription right, in our sole discretion.

Use of Proceeds
We intend the net proceeds from the Rights Offering to be used for working capital and general corporate purposes, including development and enhancement of our products, capital expenditures and expansion of our operations, and new product development. Please read “Use of Proceeds.”

Non-Transferability of Subscription Rights	The subscription rights issued in the Rights Offering may not be sold, transferred, assigned or given away under any circumstances, and will not be listed on any stock exchange or market.

Transferability of Warrants	The Warrants will be separately transferable following their issuance.

No Board of Directors Recommendation
Our board of directors is making no recommendation regarding your exercise of the subscription rights. You are urged to make your decision based on your own assessment of our business and the Rights Offering. Please read “Risk Factors” for a discussion of some of the risks involved in investing in Units in the Rights Offering.

No Revocation
All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription right, or if the market price of Common Stock falls below the subscription price of $0.012 per Unit, or if the Rights Offering is extended by the board of directors. You should not exercise your subscription right unless you are certain that you wish to purchase Units at a subscription price of $0.012 per Unit.

U.S. Federal Income Tax Considerations
For U.S. federal income tax purposes, you generally should not recognize income or loss in connection with the receipt or exercise of your subscription right. You are urged to consult your own tax advisor as to your particular tax consequences resulting from the receipt and the disposition or exercise of subscription rights and the receipt, ownership and disposition of Common Stock. For further information, please read “Certain United States Federal Income Tax Considerations.”

Amendment, Extension and Termination
We may extend the offering period for additional time in our sole discretion. The board of directors may cancel the Rights Offering at any time before its expiration for any reason.

The board of directors also reserves the right to amend the terms of the Rights Offering for any reason, including, without limitation, in order to increase participation in the Rights Offering. Such amendments may include a change in the subscription price, although no such change is presently contemplated.

If we should make any fundamental change to the terms set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such stockholder and recirculate an updated prospectus after the post-effective amendment is declared effective with the SEC. In addition, upon such event, we may extend the expiration date of the subscription period to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Please read “The Rights Offering — Expiration Date, Extension, and Amendments.”

Procedures for Exercising Rights
To exercise your subscription right, you must complete the rights certificate and deliver it to the Subscription Agent, together with full payment for all the subscription rights you elect to exercise under the basic subscription right and over-subscription right, before the expiration of the offering period. Please read “The Rights Offering” for detailed information on the procedure and requirements for exercising your subscription right. You may deliver the documents and payments by mail or commercial carrier. If regular mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

If you are a beneficial owner of shares that are registered in the name of a broker, dealer, bank or other nominee, you should instruct your nominee to exercise your subscription right on your behalf and deliver all required documents and payment before the expiration of the offering period.

If you cannot deliver your rights certificate to the Subscription Agent before the expiration of the subscription period, you may follow the guaranteed delivery procedures described in “The Rights Offering — Guaranteed Delivery Procedures”.

Limitation on Exercise
Unless waived by us in our sole discretion, no holder may purchase Units in the Rights Offering that, when aggregated with all the shares of Common Stock otherwise beneficially owned by such holder and its affiliates, would immediately following the closing of the Rights Offering represent 25% or more of our issued and outstanding shares of Common Stock.

Minimum Subscription Requirement	There is no minimum subscription requirement. We may consummate the Rights Offering regardless of the amount raised from the exercise of basic and over-subscription rights by the expiration date.

Subscription Agent and Information Agent	Direct Transfer, LLC, 500 Perimeter Park Drive Suite D, Morrisville NC 27560.

Shares Outstanding Before the Rights Offering
Prior to the rights offering, as of September 17, 2018, there were 2,997,279,413 shares of Common Stock issued and outstanding and 595,000,000 shares of Common Stock were issuable upon the exercise of our outstanding warrants.

Shares Outstanding After Completion of the Rights Offering
Assuming that all subscription rights offered hereby are exercised, and excluding the exercise of the Warrants offered hereby, we expect 3,497,279,413 shares of Common Stock will be outstanding immediately after completion of the Rights Offering, and 4,592,279,413 shares if all of our outstanding warrants, including the Warrants offered hereby, were exercised. The number of shares of Common Stock expected to be outstanding excludes: (i) 63,000,000 shares of Common Stock issuable pursuant to incentive stock options and (ii) 109 million shares related to convertible debt that can be converted at $0.002535 per share. In addition, we have an unknown number of common shares to be issued under the Chicago Venture Partners, L.P. See “Description of Capital Stock” below for more information regarding our outstanding warrants.

Delivery of Shares and Warrants
Within five business days after the expiration of the Rights Offering, we expect to close on subscriptions and for the Subscription Agent to arrange for the issuance of the shares of Common Stock and Warrants purchased pursuant to the Rights Offering. All shares of Common Stock and Warrants that are purchased in the Rights Offering will be issued in book-entry, or uncertificated form, meaning that you will receive an account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares. If you hold your shares of Common Stock in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the securities you purchased in the Rights Offering.

Fees and Expenses	We will pay the fees and expenses we incur related to the Rights Offering.

Market for Common Stock	Our Common Stock is listed on the OTCQB under the symbol “PHOT.” We will not list the subscription rights on any stock exchange or market.

Market for Warrants
There is no established public trading market for our Warrants, and we do not expect a market to develop. We do not intend to list the Warrants on any national securities exchange or nationally recognized trading system.

Risk Factors
Before you exercise your subscription right and purchase Units in the Rights Offering, you should be aware that there are risks associated with these transactions, including the risks described in the section entitled “Risk Factors” beginning on page 14 of this prospectus and in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2017, filed March 28, 2018. You should carefully read and consider these risk factors together with all of the other information included in or incorporated by reference into this prospectus before you decide to exercise your subscription right to purchase Units.

Questions
If you have any questions about the Rights Offering, including questions about subscription procedures and requests for additional copies of this prospectus or other documents, please contact the Subscription Agent, Direct Transfer, LLC by telephone toll-free at (888) 301-2498 or corporate-actions@issuerdirect.com for additional questions you can contact the company through its investor relations/public relations contact, CMW Media, directly at (206) 483-0059 or investors@growlifeinc.com.

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the Rights Offering. The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. This prospectus and the documents incorporated by reference herein contain more detailed descriptions of the terms and conditions of the Rights Offering and provide additional information about us and our business, including potential risks related to the Rights Offering, the securities offered hereby, and our business. Exercising the subscription rights and investing in our securities involves a high degree of risk. Before you decide whether to exercise your subscription right, we urge you to read this entire prospectus, our financial statements and related notes, the section entitled “Risk Factors” contained herein or incorporated by reference herein and the other information incorporated by reference herein as described in “Incorporation of Certain Information by Reference.”

What is the Rights Offering?

We are distributing to holders of our Common Stock as of the Record Date,  October 12, 2018, at no charge, non-transferable subscription rights to purchase Units. We have granted to you, as a stockholder on the Record Date, 6:00 p.m. Eastern Time, on  October 12, 2018, one subscription right for each share of Common Stock that you owned or were deemed to own at such time. If you hold your shares of Common Stock in the name of a broker, dealer, bank or other nominee who uses the services of The Depository Trust Company, or DTC, one subscription right will be issued by DTC to the nominee for each share of Common Stock that you own or are deemed to own at the Record Date. Each subscription right will entitle the holder to a basic subscription right and if the basic subscription right is exercised in full, an over-subscription right.

Why is the Company conducting the Rights Offering?

We are conducting the Rights Offering to raise additional capital for working capital and general corporate purposes, including development and enhancement of our products, capital expenditures and expansion of operations, and new product development. Please read “Use of Proceeds.”

What is the basic subscription right?

The basic subscription right gives our stockholders the opportunity to purchase one Unit at a subscription price of $0.012 per Unit. Each Unit consists of one share of our Common Stock and two ½ warrants, one ½ warrant which will be exercisable for one share of our Common Stock at an exercise price of $0.018 per share and one ½ warrant exercisable for one share of our Common Stock at an exercise price of $0.024. Each Warrant will be exercisable upon issuance and will expire three years from the date of issuance, unless accelerated. For example: if you subscribe for 100 Units you will receive 100 common stock shares and 100 warrants (50 of which will be exercisable at $0.018 and 50 of which will be exercisable at $0.024). The shares of Common Stock and Warrants will be immediately separable upon closing of the Rights Offering. You may exercise all or a portion of your basic subscription right, or you may choose not to exercise any subscription rights. However, if you exercisefewer than all of your basic subscription right, you will not be entitled to purchase any additional Units pursuant to the over-subscription right. No fractional shares or warrants will be issued upon exercise of subscription rights in the Rights Offering.

What is the over-subscription right?

We do not expect all of our stockholders to exercise all of such holder’s basic subscription right. If you fully exercise your basic subscription right (other than those subscription rights to acquire less than one whole Unit, which cannot be exercised) and other stockholders do not fully exercise their basic subscription right, you may also exercise an over-subscription right to purchase additional Units that remain unsubscribed at the expiration of the Rights Offering, subject to availability, at the same subscription price of $0.012 per Unit. To the extent the number of unsubscribed Units is insufficient to satisfy all of the properly exercised over-subscription right requests, the available Units will be prorated among those who properly exercised over-subscription rights in proportion to their respective basic subscription right. Any excess payments will be returned without interest or penalty as soon as practicable after the expiration of the Rights Offering.

In order to properly exercise your over-subscription right, you must deliver the subscription payment for exercise of your over-subscription right before the expiration of the Rights Offering. Because we will not know the total number of unsubscribed Units before the expiration of the Rights Offering, if you wish to maximize the number of Units you purchase pursuant to your over-subscription right, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of Units available, assuming that no stockholder other than you has purchased any Units pursuant to their basic subscription right and over-subscription right. Please read “The Rights Offering — The Subscription Rights — Over-Subscription Right.”

May the subscription rights that I exercise be reduced for any reason?

Yes. While we are distributing to holders of our Common Stock one subscription right for every share of Common Stock owned or deemed owned on the Record Date, we are only seeking to raise $6,000,000 dollars in gross proceeds in this Rights Offering. As a result, based on 2,997,279,413 shares of Common Stock outstanding as of September 17, 2018; we are granting subscription rights to acquire approximately 2,997,279,413 Units but will only accept subscriptions for 500,000,000 Units. Accordingly, sufficient Units may not be available to honor your subscription in full. If exercises of basic subscription rights exceed the number of Units available in the Rights Offering, we will allocate the available Units pro rata among the record holders exercising the basic subscription rights in proportion to the number of shares of our Common Stock each of those record holders owned or were deemed to own on the Record Date, relative to the number of shares owned on the Record Date by all record holders exercising the basic subscription right. If this pro rata allocation results in any record holders receiving a greater number of Units than the recordholder subscribed for pursuant to the exercise of the basic subscription rights, then such record holder will be allocated only that number of Units for which the record holder subscribed, and the remaining Units will be allocated among all other record holders exercising their basic subscription rights on the same pro rata basis described above. The proration process will be repeated until all Units have been allocated. Please see “The Rights Offering—The Subscription Rights—Over-Subscription Right” for a description of potential proration as to the over-subscription right and certain stock ownership limitations.

If for any reason the amount of Units allocated to you is less than you have subscribed for, then the excess funds held by the Subscription Agent on your behalf will be returned to you, without interest, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

How was the subscription price determined?

In determining the subscription price for exercising the rights, the board of directors considered a number of factors, including the likely cost of capital from other sources, our business prospects, historical and current trading prices of our Common Stock, the value of the Warrants being issued as components of the Unit, general conditions of the securities markets, and our need for liquidity and capital. The subscription price is not necessarily related to our book value, net worth or any other established criteria of value. After the date of this prospectus, our Common Stock may trade at a price below the subscription price for each Unit. In that event, the board of directors, in its sole discretion, may determine to cancel or otherwise alter the terms of the Rights Offering.

Will fractional shares of Common Stock be issued upon exercise of the subscription rights?

No. We will not issue fractional shares of Common Stock or Warrants. If the number of subscription rights you exercise would otherwise permit you to purchase a fractional share of Common Stock or Warrant, the number of shares of Common Stock and number of Warrants that you may purchase will be rounded down to the nearest whole share or Warrant, as applicable.

Am I required to exercise all of the subscription rights I receive in the Rights Offering?

No. You may exercise any whole number of your subscription rights, or you may choose not to exercise any subscription rights. If you do not exercise your basic subscription right in full, you will not be entitled to participate in the over-subscription right.

May I transfer my subscription rights?

No. You may not sell, transfer or assign your subscription right to anyone. Subscription rights will not be listed for trading on any stock exchange or market. Rights certificates may only be completed by the stockholder who receives them.

Will holders of our equity awards to employees, officers and directors receive rights in the Rights Offering?

Holders of our equity awards to employees, officers and directors, including outstanding stock options, will not receive rights in the Rights Offering in connection with such equity awards, but will receive subscription rights in connection with any shares of our Common Stock held as of the Record Date.

How much will the Company receive in net proceeds from the Rights Offering?

We expect the aggregate proceeds, net of expenses and fees, from the Rights Offering will be approximately $5.95 million, assuming all subscription rights are exercised and after paying an estimated $50,000 in fees associated with the Rights Offering. Please see “Use of Proceeds.”

Are there any limitations on the number of my rights that I may exercise?

Yes. Unless waived by us in our sole discretion, in no event may any subscriber purchase Units in the Rights Offering that, when aggregated with all of the shares of Common Stock otherwise beneficially owned (as defined by Rule 13(d) of the Exchange Act) by the subscriber and its affiliates, would immediately following the closing of this Rights Offering represent 25% or more of our issued and outstanding shares. If the amount of subscription rights that you exercise is limited, any amount not used for purchases will be refunded.

How soon must I act to exercise my subscription rights?

If you received a rights certificate, the subscription rights may be exercised at any time before the expiration of the Rights Offering, which is on November 12, 2018, at 6:00 p.m. Eastern Time. Please read “The Rights Offering” for detailed information on the procedure and requirements for exercising your subscription right. If you elect to exercise any rights, the Subscription Agent must actually receive all required documents from you, and your payment must have cleared, before that time. If your required subscription exercise documentation is received by the Subscription Agent after the expiration of the Rights Offering, we may, in our sole discretion, choose to accept your subscription, but will be under no obligation to do so.

If you hold your shares of Common Stock in name of a broker, dealer, bank, or other nominee, your nominee may establish a deadline before the expiration of the Rights Offering by which you must provide such nominee with your instructions to exercise your subscription right along with the required payment. We reserve the option of extending the expiration of the subscription period in our sole discretion.

How do I exercise my subscription rights?

If you wish to participate in the Rights Offering, you must:

1.
Deliver payment to the Subscription Agent using one of the methods outlined under the section entitled “The Rights Offering — Method of Exercising Subscription Rights” and “— Form of Payment”, which payment must have cleared before 6:00 p.m. Eastern Time, on  November 12, 2018; and

2.
Deliver a properly completed rights certificate to the Subscription Agent before the expiration of the offering period, which is  November 12 , 2018.

Any stockholder who cannot deliver its rights certificate to the Subscription Agent before the expiration time may use the procedures for guaranteed delivery described under the section entitled “The Rights Offering—Guaranteed Delivery Procedures.” In some cases, you may be required to provide additional documentation.

If you hold your shares of Common Stock through a broker, dealer, bank or other nominee as record holder, complete and return to your record holder the form entitled “Beneficial Owner Election Form” or such other appropriate documents as provided by your nominee related to your subscription right prior to the deadline established by your nominee.

To whom should I send my forms and payment?

If your shares are held in the name of a broker, dealer, bank or other nominee as record holder, then you should send your subscription documents, rights certificate, notices of guaranteed delivery (if applicable) and subscription payment to that nominee.

If you are the record holder, then you should send your subscription documents, rights certificate, notices of guaranteed delivery (if applicable) and subscription payment by hand delivery, first class mail or courier service to the Subscription Agent, Direct Transfer, LLC:

By mail:	By hand or overnight courier:
Direct Transfer, LLC Attn: Rights Offering 500 Perimeter Park Drive Suite D, Morrisville NC 27560 Tel: (888) 301-2498	Direct Transfer, LLC Attn: Rights Offering 500 Perimeter Park Drive Suite D, Morrisville NC 27560 Tel: (888) 301-2498

You are solely responsible for completing delivery of your subscription documents, rights certificate and payment to the Subscription Agent or, if you are not a record holder to your broker, dealer, custodian bank or other nominee. We urge you to allow sufficient time for delivery of your subscription materials to the Subscription Agent or your broker, dealer, custodian bank or other nominee. If you send a payment that is insufficient to purchase the number of Units you requested, or if the number of Units you requested is not specified in the forms, the payment received will be applied to exercise your subscription right to the fullest extent possible based on the amount of the payment received.

After I send in my payment and rights certificate, may I cancel or revoke my exercise of subscription rights?

No. All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription right, or the market price of Common Stock falls below the subscription price of the Units, including during any extension of the subscription period. However, if we amend the Rights Offering to make a material change to the terms set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced. You should not exercise your subscription right unless you are certain that you wish to purchase Units at a subscription price of  $0.012 per Unit.

What should I do if I want to participate in the Rights Offering but my shares are held in the name of my broker, dealer, bank or other nominee?

If you hold your shares of Common Stock in the name of a broker, dealer, bank or other nominee as record holder, then your broker, dealer, bank or other nominee is the record holder of the shares you own or are deemed to own and the record holder must exercise the subscription rights on your behalf for the Units that you wish to purchase. If you wish to participate in the Rights Offering and purchase Units, contact your broker, dealer, bank or other nominee promptly. You should complete and return to your nominee the form entitled “Beneficial Owner Election Form.” You should receive this form from your broker, dealer, bank or other nominee with the other Rights Offering materials. You should contact your broker, dealer, bank, or other nominee if you believe that you are entitled to participate in the Rights Offering but have not received any Rights Offering materials.

Will holders of our warrants be permitted to participate in the Rights Offering?

Certain holders of our warrants to purchase Common Stock will have the right to participate in the Rights Offering, such warrants are exercised prior to the Record Date. As of the Record Date, there are warrants to purchase 595,000,000 shares of Common Stock issued and outstanding.

What will happen if I do not exercise my subscription rights?

If you do not exercise any subscription rights or choose not to exercise your subscription right in full, the number of shares of Common Stock that you own will not change; however, you will own a smaller proportional interest of Common Stock than if you had timely exercised all or a portion of your subscription right. If other stockholders fully exercise their subscription rights or exercise a greater proportion of their subscription rights than you exercise, the percentage of our Common Stock owned by these other stockholders will increase relative to your ownership percentage, and your voting and other rights in the Company will likewise be diluted. Further, the shares issuable upon the exercise of the Warrants to be issued pursuant to the Rights Offering will dilute the ownership interest of stockholders not participating in this Rights Offering. Subscription rights not exercised prior to the expiration of the Rights Offering will expire.

Are there risks in exercising my subscription rights?

Yes. Exercising your subscription right involves the purchase of Units and should be considered as carefully as you would consider any other investment. Stockholders who exercise subscription rights risk investment loss on new money invested. We cannot assure you that anyone purchasing Units at the subscription price will be able to sell the shares of Common Stock or shares issued upon the exercise of the Warrants included in the Unit in the future at the same price or a higher price. Among other things, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus and the documents incorporated by reference herein.

How and when will I receive my shares of Common Stock and Warrants purchased in the Rights Offering?

Shares of Common Stock and Warrants included in the Units purchased in the Rights Offering will be issued only in book-entry form (i.e. no physical stock certificates will be issued). If you are the holder of record of Common Stock (whether you hold share certificates or your shares are maintained in book-entry form by our transfer agent, Direct Transfer, LLC), you will receive a statement of ownership reflecting the shares of Common Stock and Warrants included in the Units purchased in the offering as soon as practicable after the expiration of the Rights Offering. If your shares of Common Stock are registered in the name of a broker, dealer, bank or other nominee, your shares of Common Stock and Warrants included in the Units will be issued to the same account, and you may request a statement of ownership from the nominee following the expiration of the Rights Offering.

If the Rights Offering is not completed, will my subscription payment be refunded to me?

Yes. The Subscription Agent will hold all funds it receives in escrow until completion of the Rights Offering. If the Rights Offering is not completed, all subscription payments received by the Subscription Agent will be returned, without interest, as soon as practicable. If you hold your shares of Common Stock through a broker, dealer, bank or other nominee as record holder, the Subscription Agent will return payments to the record holder of the shares.

How do I exercise my subscription rights if I live outside the United States?

We will not mail this prospectus or the rights certificates to stockholders whose addresses are outside the United States or who have an army post office or foreign post office address, because their exercise of rights may be prohibited by the laws of the country in which they live. Instead, the Subscription Agent will hold the rights certificates for their account. To exercise subscription rights, our foreign stockholders must notify the Subscription Agent on or before 6:00 p.m. Eastern Time, on November 12, 2018 and timely follow the procedures described in the section entitled “The Rights Offering — Foreign Stockholders.”

What fees or charges apply to me if I exercise rights?

We are not charging any fee or sales commission to issue subscription rights to you or to issue shares of Common Stock and Warrants to you if you exercise your subscription right. However, if you exercise your subscription right through the record holder of your shares, or if you exercise the Warrants included in the Units, you are responsible for paying any fees your nominee may charge you.

Will I receive interest on any funds I deposit with the Subscription Agent?

No. You will not be entitled to any interest on any funds that are deposited with the Subscription Agent pending completion or cancellation of the Rights Offering. If the Rights Offering is cancelled for any reason, the Subscription Agent will return this money to subscribers, without interest or penalty, as soon as practicable.

What are the U.S. federal income tax consequences of exercising subscription rights?

For U.S. federal income tax purposes, you generally should not recognize income or loss in connection with the receipt or exercise of subscription rights. You are urged to consult your own tax advisor as to your particular tax consequences resulting from the receipt and exercise of subscription rights and the receipt, ownership and disposition of Units and the Common Stock and Warrants included in the Units. For further information, please read “Certain United States Federal Income Tax Considerations.”

Is the Company requiring a minimum subscription to complete the Rights Offering?

No.

Will the Company’s directors or officers participate in the Rights Offering?

All holders of Common Stock as of the Record Date for the Rights Offering will receive, at no charge, non-transferable subscription rights to purchase Units as described in this prospectus. To the extent that our directors and officers held shares of Common Stock holders as of the Record Date, they will receive the subscription rights and, while they are under no obligation to do so, will be entitled to participate in the Rights Offering.

Has the board of directors made a recommendation to our stockholders regarding the Rights Offering?

No. The board of directors does not make any recommendation to stockholder’s holders regarding the exercise of rights under the Rights Offering. You should make an independent investment decision about whether or not to exercise your rights based on your own assessment of our business and the Rights Offering.

How many shares of Common Stock will be outstanding after the Rights Offering?

We expect that, as of the Record Date, we will have approximately 2,997,279,413 shares of Common Stock issued and outstanding and the numbers set forth in this paragraph are based on that expectation. If all of our outstanding warrants as of the Record Date are exercised, we will have approximately 3,997,279,413 shares of Common Stock issued and outstanding as of the Record Date. If the Rights Offering is fully subscribed, meaning that we issue the maximum possible number of Units upon exercise of rights, we will issue an aggregate of 500,000,000 Units, each Unit consisting of one share of Common Stock and two ½ Warrants in exchange for an exercise price of $0.012 per Unit, or aggregate gross proceeds of $6,000,000.

Can the Company extend, cancel or amend the Rights Offering?

Yes. We reserve the option to extend the Rights Offering and the offering period for exercising your subscription right, in our sole discretion. If we elect to extend the expiration of the Rights Offering, we will issue a press release announcing such extension no later than the next business day after the most recently announced expiration of the Rights Offering. We will extend the duration of the Rights Offering as required by applicable law or regulation and may choose to extend it if we decide to give investors more time to exercise their subscription rights in the Rights Offering.

The board of directors may cancel the Rights Offering at any time before the expiration of the Rights Offering for any reason. In the event that the Rights Offering is cancelled, we will issue a press release notifying stockholders of the cancellation and all subscription payments received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable. If you own shares through a broker, dealer, bank or other nominee as record holder, it may take longer for you to receive your subscription payment because the Subscription Agent will return payments through the record holder of your shares.

We may amend or modify the terms of the Rights Offering for any reason, including, without limitation, in order to increase participation in the Rights Offering, in our sole discretion. Such amendments or modifications may include a change in the subscription price, although no such change is presently contemplated.

If we should make any fundamental changes to the terms set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel their subscriptions, issue a refund of any money advanced by such stockholder and recirculate an updated prospectus after the post-effective amendment is declared effective by the SEC. In addition, upon such event, we may extend the expiration date of the Rights Offering to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes and the new expiration date.

Whom should I contact if I have other questions?

If you have other questions or need assistance, please contact the Information Agent, Direct Transfer, LLC or the company through its investor relations/public relations contact, CMW Media, directly at (206) 483-0059 or investors@growlifeinc.com.

By mail:	By hand or overnight courier:
Direct Transfer, LLC Attn: Rights Offering 500 Perimeter Park Drive Suite D, Morrisville NC 27560 Tel: (888) 301-2498	Direct Transfer, LLC Attn: Rights Offering 500 Perimeter Park Drive Suite D, Morrisville NC 27560 Tel: (888) 301-2498

RISK FACTORS

Investing in our Units, Common Stock and Warrants involves a number of risks. You should not invest unless you are able to bear the complete loss of your investment. You should carefully consider the risks described below and discussed under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, as amended, as well as any amendment or updates to our risk factors reflected in subsequent filings under the Exchange Act, including but not limited to our most recent Quarterly Report on Form 10-Q, as amended, which are incorporated herein by reference in their entirety, together with other information in this prospectus and the information and documents incorporated by reference in this prospectus. These risks and uncertainties described below or otherwise incorporated herein by reference are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our Common Stock could decline and investors could lose all or a part of the money paid to buy our Units. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of these and other factors.

Risks Relating to the Rights Offering and Common Stock

The price of our common stock is volatile and may decline following receipt and/or exercise of the rights.

Pursuant to the Rights Offering, our shareholders will be entitled to purchase Units at a subscription price of $0.012 per Unit. Our stock price has been and may continue to be subject to significant volatility. Since January 1, 2018, the daily closing price of our common stock has ranged from a high of $0.037 per share to a low of $0.013 per share. Our stock price may decline in the time period following the receipt and/or exercise of the rights and there is no guarantee that our common stock will trade at a level equal to or greater than the subscription price. There are numerous factors which may affect the price of our common stock, some of which are out of our control or may have little or nothing to do with us or our financial performance. These factors include, among other things:

● our quarterly or annual earnings or those of other companies in our industry;
● actual or anticipated fluctuations in our operating results and cash flow;
● business conditions in our markets and the demand for tourism generally;
● increased fuel and travel costs; and
● general economic factors, including the current economic recession and the current state of the securities markets.

Your relative ownership interest may experience significant dilution as a result of this Rights Offering or due to other transactions.

Stockholders who do not fully exercise their subscription rights should expect that they will, at the completion of this offering, own a smaller proportional interest in the Company than would otherwise be the case had they fully exercised their subscription rights. The shares issuable upon the exercise of the Warrants to be issued pursuant to the Rights Offering will further dilute the ownership interest of stockholders not participating in the Rights Offering or holders of Warrants who have not exercised them.

As of June 30, 2018, there were approximately 2.954 billion shares of our common stock issued and outstanding.  In addition, as of June 30, 2018, there are also (i) stock option grants outstanding for the purchase of 63 million common shares at a $0.009 average exercise price; (ii) warrants for the purchase of 595 million common shares at a $0.031 average exercise price; and (iii) 109.1 million shares related to convertible debt that can be converted at 0.002535 per share.

In addition, we have an unknown number of common shares to be issued under the Chicago Venture financing agreements because the number of shares ultimately issued to Chicago Venture depends on the price at which Chicago Venture converts its debt to shares. The lower the conversion price, the more shares that will be issued to Chicago Venture upon the conversion of debt to shares. We won’t know the exact number of shares of stock issued to Chicago Venture until the debt is actually converted to equity. If all stock option grant and warrant and contingent shares are issued, approximately 3.721.8 billion of our currently authorized 6 billion shares of common stock will be issued and outstanding.  For purposes of estimating the number of shares issuable upon the exercise/conversion of all stock options, warrants and contingent shares, we assumed the number of shares and average share prices detailed above.

The conversion or exercise of all or a portion of these warrants or options, or the Warrants included in the Units sold in this Rights Offering would result in additional dilution to your ownership interest. Additionally, if we do not increase our revenue or reduce our expenses, we may need to raise additional capital, which may result in further dilution to our stockholders.

Some of our convertible debentures may require adjustment in the conversion price.

Our Convertible Notes Payable may require an adjustment in the current conversion price of $0.002535 per share if we issue common stock, warrants or equity below the price that is reflected in the convertible notes payable. The conversion price of the convertible notes will have an impact on the market price of our common stock. Specifically, if under the terms of the convertible notes the conversion price goes down, then the market price, and ultimately the trading price, of our common stock will go down. If under the terms of the convertible notes the conversion price goes up, then the market price, and ultimately the trading price, of our common stock will likely go up. In other words, as the conversion price goes down, so does the market price of our stock. As the conversion price goes up, so presumably does the market price of our stock. The more the conversion price goes down, the more shares are issued upon conversion of the debt which ultimately means the more stock that might flood into the market, potentially causing a further depression of our stock.

We do not anticipate paying any cash dividends on our capital stock in the foreseeable future.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business, and we do not anticipate paying any cash dividends on our capital stock in the foreseeable future. In addition, the terms of any future debt agreements may preclude us from paying dividends.

Anti-takeover provisions may limit the ability of another party to acquire our company, which could cause our stock price to decline.

Our certificate of incorporation, as amended, our bylaws and Delaware law contain provisions that could discourage, delay or prevent a third party from acquiring our company, even if doing so may be beneficial to our stockholders. In addition, these provisions could limit the price investors would be willing to pay in the future for shares of our common stock.

We may issue preferred stock that could have rights that are preferential to the rights of common stock that could discourage potentially beneficially transactions to our common shareholders.

An issuance of additional shares of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over our common stock and could, upon conversion or otherwise, have all of the rights of our common stock.  Our Board of Directors' authority to issue preferred stock could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve.  The issuance of preferred stock could impair the voting, dividend and liquidation rights of common stockholders without their approval.

The subscription rights are not transferable, and there is no market for the subscription rights.

        You may not sell, give away, or otherwise transfer your subscription rights. The subscription rights are only transferable by operation of law. Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with the subscription rights.

The subscription price determined for the Rights Offering is not necessarily an indication of the fair value of our common stock.

        Our board of directors determined the subscription price for the Units offered in this Rights Offering, after carefully considering numerous factors, including, among others:

● the likely cost of capital from other sources;
● the price at which our shareholders might be willing to participate in the Rights Offering;
● historical and current trading prices of our common stock;
● our need for capital and liquidity; and
● our desire to provide an opportunity for our shareholders to participate in the Rights Offering on a pro rata basis.

        The subscription price is  $0.012 per Unit. The subscription price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth, or any other established criteria used to value securities. You should not consider the subscription price to be an indication of the fair value of the common stock to be offered in the Rights Offering. After the date of this prospectus, our common stock may trade at prices significantly above or below the subscription price.

The market price of Common Stock may decrease before or after the subscription rights expire.

The market price of Common Stock could be subject to wide fluctuations in response to numerous factors, some of which are beyond our control. These factors include, among other things, macroeconomic conditions, industry trends, regulatory approvals, customer demands, and competition. We cannot assure you that the market price of Common Stock will not decline after you elect to exercise your subscription right. If that occurs, you may have committed to buy Units which include shares of Common Stock and Warrants in the Rights Offering at a price greater than the prevailing market price, and could have an immediate unrealized loss. Moreover, we cannot assure you that following the exercise of your subscription right you will be able to sell your Common Stock or shares issued upon exercise of the Warrants at a price equal to or greater than the subscription price.

The number of shares of Common Stock and Warrants we could issue if the Rights Offering is completed or the adjustments to certain warrants as a result of the Rights Offering may result in an immediate decrease in the trading price of our Common Stock. This decrease may continue after the completion of the Rights Offering. If that occurs, your purchase of Units in the Rights Offering may be at a price greater than the prevailing trading price of Common Stock following the completion of the Rights Offering. Further, if a substantial number of subscription rights are exercised, and the holders of the shares received upon exercise of those subscription rights or upon exercise of the Warrants choose to sell some or all of those shares, the resulting sales could depress the market price of Common Stock.

Our common stock is traded on the OTCQB under the symbol "PHOT" and the last reported sales price of our common stock on the OTCQB on September 14, 2018, was $0.014 per share.

You must act promptly and follow instructions carefully if you want to exercise your rights.

Eligible participants and, if applicable, brokers, dealers, banks or other nominees acting on their behalf, who desire to purchase Units in the Rights Offering must act promptly to ensure that all required certificates and payments are actually received by the Subscription Agent prior to the expiration of the Rights Offering on November 12, 2018, at 6:00 p.m. Eastern Time. The time period to exercise rights is limited. If you or your broker fail to complete and sign the required rights certificate, send an incorrect payment amount or otherwise fail to follow the procedures that apply to the exercise of your rights, we may, depending on the circumstances, reject your exercise of rights or accept it only to the extent of the payment received. Neither we nor the Subscription Agent undertakes to contact you concerning, or attempt to correct, an incomplete or incorrect rights certificate or payment or contact you concerning whether a broker, dealer bank or other nominee holds rights on your behalf. We have the sole discretion to determine whether an exercise properly follows the procedures that apply to the exercise of your rights.

We may terminate the Rights Offering at any time prior to the expiration of the offer period, and neither we nor the Subscription Agent will have any obligation to you except to return your exercise payments.

We may, in our sole discretion, decide not to continue with the Rights Offering or terminate the Rights Offering prior to the expiration of the offer period. If we withdraw or terminate this offering, neither we nor the Subscription Agent will have any obligation with respect to rights that have been exercised except to return as soon as practicable any subscription payments, without interest or penalty, the Subscription Agent received from you.

You will not receive interest on any subscription payments returned to you.

If we cancel the Rights Offering, neither we nor the Subscription Agent will have any obligation with respect to the subscription rights except to return, without interest or deduction, any subscription payments to you.

We may amend or modify the terms of the Rights Offering at any time before the expiration of the Rights Offering in our sole discretion.

The board of directors reserves the right to amend the terms of the Rights Offering in its sole discretion. We may choose to amend the terms of the Rights Offering for any reason, including, without limitation, in order to increase participation in the Rights Offering. Any such amendment that is not fundamental enough for us to have to return your subscription payment may nonetheless affect your rights, including any anticipated return on your investment, adversely.

You may not receive all of the Units for which you oversubscribe.

Eligible participants who fully exercise their basic subscription right (other than those subscription rights to acquire less than one whole Unit, which cannot be exercised) will be entitled to subscribe for an additional number of Units by exercising an over-subscription right. Over-subscription rights will generally be allocated pro rata among rights holders who oversubscribe, based on the number of basic subscription Units to which they have subscribed, although the allocation of over-subscription rights among investors who may become 5% holders, who are 5% holders that have not properly filed any required forms with the SEC, or who would own in excess of 25% of the Company’s shares may be reduced. We cannot guarantee that you will receive any or the entire number of Units for which you oversubscribed. If the prorated number of Units allocated to you in connection with your over-subscription right is less than your request, then the excess funds held by the Subscription Agent on your behalf will be returned to you, without interest, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligation to you.

Completion of the Rights Offering is not subject to us raising a minimum offering amount.

Completion of the Rights Offering is not subject to us raising a minimum offering amount and, therefore, proceeds may be insufficient to meet our objectives, thereby increasing the risk to investors in the offering, including investing in a company that continues to require capital. We will incur substantial expenses in connection with the Rights Offering, and insufficient proceeds from the Rights Offering may result in offering related expenses in excess of proceeds received from the Rights Offering. Please read “Use of Proceeds.”

You may not revoke your subscription exercise, even if we extend the expiration of the Rights Offering, and you could be committed to buying Units above the prevailing market price.

Once you exercise your subscription right, you may not revoke the exercise of such rights. If we decide to extend the expiration of the Rights Offering, you still may not revoke the exercise of your subscription right. The public trading market price of our Common Stock may decline before the subscription rights expire. If you exercise your subscription right and, afterwards, the public trading market price of our Common Stock decreases below the subscription price of each Unit, you will have committed to buying Units, including shares of Common Stock and Warrants, at a price above the prevailing market price. Our Common Stock is traded on the OTCQB Market under the symbol “PHOT.” The last reported sales price of our Common Stock on September 14, 2018 was $0.014 per share. Following the exercise of your rights, you may be unable to sell your shares of Common Stock or Warrants at a price equal to or greater than the subscription price you paid for the Unit, and you may lose all or part of your investment in the Unit or our Common Stock.

If you make payment of the subscription price by uncertified check, your check may not clear in sufficient time to enable you to purchase Units in this Rights Offering.

Any uncertified check used to pay for Units to be issued in this Rights Offering must clear prior to the expiration date of this Rights Offering, and the clearing process may require seven or more business days. If you choose to exercise your subscription right, in whole or in part, and to pay for Units by uncertified check and your check has not cleared prior to the expiration date of this Rights Offering, you will not have satisfied the conditions to exercise your subscription right and will not receive the Units you wish to purchase.

Exercising the subscription right limits your ability to engage in certain hedging transactions that could provide you with financial benefits.

By exercising the subscription rights, you are representing to us that you have not entered into any short sale or similar transaction with respect to our Common Stock since the Record Date for the Rights Offering. These requirements prevent you from pursuing certain investment strategies that could provide you greater financial benefits than you might have realized if the subscription rights did not contain these requirements.

The subscription rights are not transferable, and there is no market for the subscription rights.

You may not sell, transfer, assign or give away your subscription right. Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with the subscription rights. You must exercise the subscription rights to realize any potential value from your subscription right.

There is no public market for the Warrants included in the Units.

There is no established public trading market for our Warrants, and we do not expect a market to develop. We do not intend to list the Warrants on any national securities exchange or nationally recognized trading system.

The subscription price for the Units sold in the Rights Offering is not an indication of the value of our Common Stock.

The subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of the Units to be offered in the Rights Offering. We cannot give any assurance that Common Stock will trade at or above the subscription price of each Unit in any given time period. After the date of this prospectus, our Common Stock may trade at prices above or below the subscription price of each Unit.

The market price of our Common Stock may never exceed the exercise price of the Warrants issued in connection with this Rights Offering.

The Warrants being issued in connection with this offering become exercisable upon issuance and will expire three years from the date of issuance. The market price of our Common Stock may never exceed the exercise price of the Warrants prior to their date of expiration. The expiration date of the Warrants may be accelerated in the Company’s sole discretion upon 30 days’ notice from Company to older if the closing trading price of the Company’s Common Stock is above $0.0325 for ten consecutive trading days. Any Warrants not exercised by their date of expiration will expire worthless and we will be under no further obligation to the Warrant holder.

The Warrants contain features that may reduce your economic benefit from owning them.

The Warrants contain features that allow us to redeem all of the Warrants no earlier than six months after the date of issuance for $0.0001 per Warrant once the volume weighted average price of our common stock has equaled or exceeded $0.03 per share, subject to adjustment, for five consecutive trading days. To redeem the Warrants, we must provide not less than 30 days’ prior written notice, which notice could come at a time when it is not advisable or possible for you to exercise the Warrants. As a result, you may be unable to fully benefit from owning the Warrants being redeemed.

Except for certain contractual participation rights, Holders of our Warrants will have no rights as a common stockholder until such holders exercise their Warrants and acquire our Common Stock.

Until holders of Warrants acquire shares of our Common Stock upon exercise of the Warrants, holders of Warrants will have no rights with respect to the shares of our Common Stock underlying such Warrants, except for certain contractual participation rights.

You may not be able to immediately resell any shares of Common Stock or Warrants that you purchase pursuant to the exercise of subscription rights upon expiration of the subscription period.

If you exercise subscription rights, you may not be able to resell the Common Stock or Warrants included in the Unit purchased by exercising your subscription right until you, or your broker, custodian bank or other nominee, if applicable, have received those shares or Warrants. Moreover, you will have no rights as a stockholder in the shares included in the Units you purchased in the Rights Offering until the shares are issued to you. Although we will endeavor to issue the shares and Warrants as soon as practicable after completion of the Rights Offering and after all necessary calculations have been completed, there may be a delay between the expiration date of the Rights Offering and the time that the shares and Warrants are issued.

Our share price may be volatile, which could subject us to securities class action litigation and prevent you from being able to sell your shares at or above the offering price.

Our Common Stock market price has been and is likely in the future to be volatile; the price may be subject to wide fluctuation in response to many risk factors listed in this section or incorporated by reference into this prospectus, and others beyond our control, including:

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Market acceptance and commercialization of our products;

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Our being able to timely demonstrate achievement of milestones, including those related to revenue generation, cost control, cost effective source supply, and regulatory approvals;

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Announcements by us regarding liquidity, legal proceedings, significant acquisitions, equity investments and divestitures, strategic relationships, addition or loss of significant customers and contracts, capital expenditure commitments, loan, note payable and agreement defaults, loss of our subsidiaries and impairment of assets,

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Our ability to remain listed on the OTCQB;

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Our ability to continue trading as the result of a halt by the SEC or FINRA;

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Results and timing of our submissions with the regulatory authorities;

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Regulatory developments or enforcements in the United States and non-U.S. countries with respect to our products or our competitors’ products;

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Failure to achieve pricing acceptable to the market;

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Actual or anticipated fluctuations in our financial condition and operating results, or our continuing to sustain operating losses;

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Competition from existing products or new products that may emerge;

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Announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations, or capital commitments;

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Issuance of new or updated research or reports by securities analysts;

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Announcement or expectation of additional financing efforts, particularly if our cash available for operations significantly decreases or if the financing efforts result in a price adjustment to certain warrants;

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Fluctuations in the valuation of companies perceived by investors to be comparable to us;

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Share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

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Additions or departures of key management or personnel;

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Disputes or other developments related to proprietary rights, litigation matters, and our ability to obtain protection for our intellectual property;

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Entry by us into any material litigation or other proceedings;

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Sales of our Common Stock by us, our insiders, or our other stockholders;

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Exercise of outstanding warrants, including the Warrants issued in this Rights Offering;

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Market conditions for stocks in general; and

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General economic and market conditions unrelated to our performance.

Furthermore, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations may be unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions such as recessions, interest rate changes, or international currency fluctuations, may negatively impact the market price of shares of our Common Stock. In addition, such fluctuations could subject us to securities class action litigation, which could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business. If the market price of shares of our Common Stock after this offering does not exceed the subscription price of the Unit, you may not realize any return on your investment in us and may lose some or all of your investment.

CANX and Chicago Venture could have significant influence over matters submitted to stockholders for approval.

CANX and Logic Works

As of June 30, 2018, CANX holds warrants representing approximately 15.5% of our common stock on a fully-converted basis and could be considered a control group for purposes of SEC rules. However, their agreements limit their ownership to 4.99% individually and each of the parties disclaims its status as a control group or a beneficial owner due to the fact that their beneficial ownership is limited to 4.99% per their agreements. Beneficial ownership includes shares over which an individual or entity has investment or voting power and includes shares that could be issued upon the exercise of options and warrants within 60 days after the date of determination.

Chicago Venture

As a result of funding from Chicago Venture as previously detailed, they exercise significant control over us.

If these persons were to choose to act together, they would be able to significantly influence all matters submitted to our stockholders for approval, as well as our officers, directors, management and affairs. For example, these persons, if they choose to act together, could significantly influence the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of voting power could delay or prevent an acquisition of us on terms that other stockholders may desire.

Trading in our stock is limited by the SEC’s penny stock regulations.

Our stock is categorized as a penny stock The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than US$ 5.00 per share or an exercise price of less than US $5.00 per share, subject to certain exclusions (e.g., net tangible assets in excess of $2,000,000 or average revenue of at least $6,000,000 for the last three years). The penny stock rules impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Finally, broker-dealers may not handle penny stocks under $0.10 per share.

These disclosure requirements reduce the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules would affect the ability of broker-dealers to trade our securities if we become subject to them in the future. The penny stock rules also could discourage investor interest in and limit the marketability of our common stock to future investors, resulting in limited ability for investors to sell their shares.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our securities is impacted by the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. We cannot assure that analysts will continue to cover us or provide favorable coverage. If one or more of the analysts who cover us downgrade our stock or change their opinion of our stock, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

The tax treatment of the Rights Offering is uncertain and it may be treated as a taxable event to our stockholders.

If the Rights Offering is deemed to be part of a “disproportionate distribution” under Code Section 305, our stockholders may recognize taxable income for U.S. federal income tax purposes in connection with the receipt of subscription rights in the Rights Offering depending on our current and accumulated earnings and profits and your tax basis in our Common Stock. A “disproportionate distribution” is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders or holders of debt instruments convertible into stock and an increase in the proportionate interest of other stockholders in a company’s assets or earnings and profits. The disproportionate distribution rules are complicated, however, and their application is uncertain. Please read “Certain United States Federal Income Tax Considerations” for further information on the treatment of the Rights Offering.

 The Rights Offering could impair or limit our net operating loss carryforwards.

As of December 31, 2017, we had net operating losses, or NOLs of $5.3 million pretax and accumulated NOLs of approximately $18 million for U.S. federal income tax purposes. Under the Code, an “ownership change” with respect to a corporation could limit the amount of pre-ownership change NOLs and certain other tax assets that the corporation may utilize after the ownership change to offset future taxable income, possibly reducing the amount of cash available to the corporation to satisfy its obligations. An ownership change generally should occur if the aggregate stock ownership of beneficial owners of at least 5% of our stock increases by more than 50 percentage points over the preceding three-year period. Because not all stockholders may exercise their basic subscription right in full, the purchase of Units could result in a shift in this beneficial ownership that could trigger an ownership change with respect to our stock. Please read the section entitled “Certain United States Federal Income Tax Considerations” for further information.

You may be required to allocate a portion of your tax basis in our Common Stock to the subscription rights received in the offering.

You will be required to allocate a portion of your tax basis in your Common Stock to the subscription rights we distribute to you in the offering (which will carry over and become part of the tax basis in any of our Common Stock acquired upon exercise of the rights) if you determine the value of the stock rights equals or exceeds 15% of the fair market value of our Common Stock on the date we distribute the rights to you, or if you so elect to allocate a portion of your tax basis to the rights. We are not required to, nor do we intend to, provide you with an appraisal setting forth the estimated fair market value of the rights. Please read “Certain United States Federal Income Tax Considerations” for further information on the treatment of the Rights Offering.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We currently intend to allocate the net proceeds that we will receive from this offering as described in this prospectus under the “Use of Proceeds” section of this prospectus. However, our management will have broad discretion in the actual application of the net proceeds, and we may elect to allocate proceeds differently from that described herein if we believe it would be in the best interest of the Company to do so. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. The failure by our management to apply these funds effectively could have a material adverse effect on our business. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Risks Related to Our Business

There are certain inherent risks which will have an effect on the Company’s development in the future and the most significant risks and uncertainties known and identified by our management are described below.

Risks Associated with Securities Purchase Agreement with Chicago Venture

The Securities Purchase Agreement with Chicago Venture will terminate if we file protection from its creditors, a Registration Statement on Form S-1 is not effective, and our market capitalization or the trading volume of our common stock does not reach certain levels. If terminated, we will be unable to draw down all or substantially all of our Chicago Venture Notes.

Our ability to require Chicago Venture to fund the Chicago Venture Note is at our discretion, subject to certain limitations. Chicago Venture is obligated to fund if each of the following conditions are met; (i) the average and median daily dollar volumes of our common stock for the twenty (20) and sixty (60) trading days immediately preceding the funding date are greater than $100,000; (ii) our market capitalization on the funding date is greater than $17,000,000; (iii) we are not in default with respect to share delivery obligations under the note as of the funding date; and (iv) we are current in our reporting obligations.

There is no guarantee that we will be able to meet the foregoing conditions or any other conditions under the Securities Purchase Agreement and/or Chicago Venture Note or that we will be able to draw down any portion of the amounts available under the Securities Purchase Agreement and/or Chicago Venture Note.

If we not able to draw down all due under the Securities Purchase Agreement or if the Securities Purchase Agreement is terminated, we may be forced to curtail the scope of our operations or alter our business plan if other financing is not available to us.

Suspension of trading of the Company’s securities.

On April 10, 2014, we received notice from the SEC that trading of our common stock on the OTCBB was to be suspended from April 10, 2014 through April 24, 2014 pursuant to Section 12(k) of the Securities Exchange Act of 1934. According to the notice from the SEC the suspension of trading was. due to concerns regarding the accuracy and adequacy of information in the marketplace and potentially manipulative transactions in our common stock.” We never received notice from the SEC that we were formally being investigated.

The suspension of trading eliminated our market makers, resulted in our trading on the grey sheets, resulted in legal proceedings and restricted our access to capital.

On October 17, 2017, we were informed by Alpine Securities Corporation (“Alpine”) that Alpine has demonstrated compliance with the Financial Industry Regulatory Authority (“FINRA”) Rule 6432 and Rule 15c2-11 under the Securities Exchange Act of 1934. We filed an amended application with the OTC Markets to list the Company’s common stock on the OTCQB and begin to trade on this market as of March 20, 2018.

This action had a material adverse effect on our business, financial condition and results of operations. If we are unable to obtain additional financing when it is needed, we will need to restructure our operations, and divest all or a portion of our business.

We are involved in Legal Proceedings.

We are involved in the disputes and legal proceedings as discussed in the section title “Legal Proceedings” within our Form 10-K for year ended December 31, 2017. In addition, as a public company, we are also potentially susceptible to litigation, such as claims asserting violations of securities laws. Any such claims, with or without merit, if not resolved, could be time-consuming and result in costly litigation. There can be no assurance that an adverse result in any future proceeding would not have a potentially material adverse on our business, results of operations or financial condition.

Our Joint Venture Agreement with CANX USA, LLC and Logic Works may be important to our operations.

On November 19, 2013, we entered into a Joint Venture Agreement with CANX, a Nevada limited liability company.  Under the terms of the Joint Venture Agreement, the Company and CANX formed Organic Growth International, LLC (“OGI”), a Nevada limited liability company, for the purpose of expanding our operations in its current retail hydroponic businesses and in other synergistic business verticals and facilitating additional funding for commercially financeable transactions of up to $40,000,000.

We initially owned a non-dilutive 45% share of OGI and the Company could acquire a controlling share of OGI as provided in the Joint Venture Agreement. In accordance with the Joint Venture Agreement, the Company and CANX entered into a Warrant Agreement whereby we delivered to CANX a warrant to purchase 140,000,000 shares of our common stock that is convertible at $0.033 per share, subject to adjustment as provided in the warrant. The five-year warrant expires November 18, 2018. Also in accordance with the Joint Venture Agreement, on February 7, 2014, the Company issued an additional warrant to purchase 100,000,000 shares of our common stock that is convertible at $0.033 per share, subject to adjustment as provided in the warrant. The five-year warrant expires February 6, 2019.

GrowLife received the $1 million as a convertible note in December 2013, received the $1.3 million commitment but not executed and by January 2014 OGI had Letters of Intent with four investment and acquisition transactions valued at $96 million. Before the deals could close, the SEC put a trading halt on our stock on April 10, 2014, which resulted in the withdrawal of all transactions. The business disruption from the trading halt and the resulting class action and derivative lawsuits ceased further investments with the OGI joint venture. The Convertible Note was converted into our common stock as of the year ended December 31, 2016.

On July 10, 2014, we closed a Waiver and Modification Agreement, Amended and Restated Joint Venture Agreement, Secured Credit Facility and Secured Convertible Note with CANX and Logic Works LLC, a former lender and current shareholder of the Company.

The Amended and Restated Joint Venture Agreement with CANX modified the Joint Venture Agreement dated November 19, 2013 to provide for (i) up to $12,000,000 in conditional financing subject to review by GrowLife and approval by OGI for business growth development opportunities in the legal cannabis industry for up to nine months, subject to extension; (ii) up to $10,000,000 in working capital loans with each loaning requiring approval in advance by CANX; (iii) confirmed that the five year warrants, subject to adjustment, at $0.033 per share for the purchase of 140,000,000 and 100,000,000 were fully earned and were not considered compensation for tax purposes by the Company; (iv) granted CANX five year warrants, subject to adjustment, to purchase 300,000,000 shares of common stock at the fair market price of $0.033 per share as determined by an independent appraisal; (v) warrants as defined in the Agreement related to the achievement of OGI milestones; and (vi) a four year term, subject to adjustment.

Failure to operate in accordance with the Agreements with CANX could result in the cancellation of these agreements, result in foreclosure on our assets in event of default and would have a material adverse effect on our business, results of operations or financial condition.

We may engage in acquisitions, mergers, strategic alliances, joint ventures and divestures that could result in final results that are different than expected.

In the normal course of business, we engage in discussions relating to possible acquisitions, equity investments, mergers, strategic alliances, joint ventures and divestitures. Such transactions are accompanied by a number of risks, including the use of significant amounts of cash, potentially dilutive issuances of equity securities, incurrence of debt on potentially unfavorable terms as well as impairment expenses related to goodwill and amortization expenses related to other intangible assets, the possibility that we may pay too much cash or issue too many of our shares as the purchase price for an acquisition relative to the economic benefits that we ultimately derive from such acquisition, and various potential difficulties involved in integrating acquired businesses into our operations.

From time to time, we have also engaged in discussions with candidates regarding the potential acquisitions of our product lines, technologies and businesses. If a divestiture such as this does occur, we cannot be certain that our business, operating results and financial condition will not be materially and adversely affected. A successful divestiture depends on various factors, including our ability to effectively transfer liabilities, contracts, facilities and employees to any purchaser; identify and separate the intellectual property to be divested from the intellectual property that we wish to retain; reduce fixed costs previously associated with the divested assets or business; and collect the proceeds from any divestitures.

If we do not realize the expected benefits of any acquisition or divestiture transaction, our financial position, results of operations, cash flows and stock price could be negatively impacted.

Our proposed business is dependent on laws pertaining to the marijuana industry.

Continued development of the marijuana industry is dependent upon continued legislative authorization of the use and cultivation of marijuana at the state level.  Any number of factors could slow or halt progress in this area.  Further, progress, while encouraging, is not assured.  While there may be ample public support for legislative action, numerous factors impact the legislative process.  Any one of these factors could slow or halt use of marijuana, which would negatively impact our proposed business.

Currently, thirty states and the District of Columbia allow its citizens to use medical cannabis.  Additionally, eight states and the District of Columbia have legalized cannabis for adult use.  The state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. The Obama administration previously effectively stated that it is not an efficient use of resources to direct law federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana.  The Trump administration position is unknown. However, there is no guarantee that the Trump administration will not change current policy regarding the low-priority enforcement of federal laws.  Additionally, any new administration that follows could change this policy and decide to enforce the federal laws strongly.  Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to us and its shareholders.

Further, while we do not harvest, distribute or sell marijuana, by supplying products to growers of marijuana, we could be deemed to be participating in marijuana cultivation, which remains illegal under federal law, and exposes us to potential criminal liability, with the additional risk that our business could be subject to civil forfeiture proceedings.

The marijuana industry faces strong opposition.

It is believed by many that large, well-funded businesses may have a strong economic opposition to the marijuana industry.  We believe that the pharmaceutical industry clearly does not want to cede control of any product that could generate significant revenue.  For example, medical marijuana will likely adversely impact the existing market for the current “marijuana pill” sold by mainstream pharmaceutical companies.  Further, the medical marijuana industry could face a material threat from the pharmaceutical industry, should marijuana displace other drugs or encroach upon the pharmaceutical industry’s products.  The pharmaceutical industry is well funded with a strong and experienced lobby that eclipses the funding of the medical marijuana movement.  Any inroads the pharmaceutical industry could make in halting or impeding the marijuana industry harm our business, prospects, results of operation and financial condition.

Marijuana remains illegal under Federal law.

Marijuana is a Schedule-I controlled substance and is illegal under federal law.  Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal law.  Since federal law criminalizing the use of marijuana preempts state laws that legalize its use, strict enforcement of federal law regarding marijuana would harm our business, prospects, results of operation and financial condition.

Closing of bank accounts could have a material adverse effect on our business, financial condition and/or results of operations.

As a result of the regulatory environment, we have experienced the closing of several of our bank accounts since March 2014. We have been able to open other bank accounts. However, we may have other banking accounts closed. These factors impact management and could have a material adverse effect on our business, financial condition and/or results of operations.

Federal regulation and enforcement may adversely affect the implementation of medical marijuana laws and regulations may negatively impact our revenues and profits.

Currently, there are thirty states plus the District of Columbia that have laws and/or regulation that recognize in one form or another legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment. Many other states are considering legislation to similar effect. As of the date of this writing, the policy and regulations of the Federal government and its agencies is that cannabis has no medical benefit and a range of activities including cultivation and use of cannabis for personal use is prohibited on the basis of federal law and may or may not be permitted on the basis of state law. Active enforcement of the current federal regulatory position on cannabis on a regional or national basis may directly and adversely affect the willingness of customers of GrowLife to invest in or buy products from GrowLife that may be used in connection with cannabis. Active enforcement of the current federal regulatory position on cannabis may thus indirectly and adversely affect revenues and profits of the GrowLife companies.

Our history of net losses has raised substantial doubt regarding our ability to continue as a going concern. If we do not continue as a going concern, investors could lose their entire investment.

Our history of net losses has raised substantial doubt about our ability to continue as a going concern, and as a result, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements as of and for the year ended December 31, 2017 and 2016 with respect to this uncertainty. Accordingly, our ability to continue as a going concern will require us to seek alternative financing to fund our operations. This going concern opinion could materially limit our ability to raise additional funds through the issuance of new debt or equity securities or otherwise. Future reports on our financial statements may include an explanatory paragraph with respect to our ability to continue as a going concern.

We have a history of operating losses and there can be no assurance that we can again achieve or maintain profitability.

We have experienced net losses since inception. As of June 30, 2018, we had an accumulated deficit of $136.1 million. There can be no assurance that we will achieve or maintain profitability.

We are subject to corporate governance and internal control reporting requirements, and our costs related to compliance with, or our failure to comply with existing and future requirements, could adversely affect our business.

We must comply with corporate governance requirements under the Sarbanes-Oxley Act of 2002 and the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010, as well as additional rules and regulations currently in place and that may be subsequently adopted by the SEC and the Public Company Accounting Oversight Board. These laws, rules, and regulations continue to evolve and may become increasingly stringent in the future. We are required to include management’s report on internal controls as part of our annual report pursuant to Section 404 of the Sarbanes-Oxley Act. We strive to continuously evaluate and improve our control structure to help ensure that we comply with Section 404 of the Sarbanes-Oxley Act. The financial cost of compliance with these laws, rules, and regulations is expected to remain substantial.

We cannot assure you that we will be able to fully comply with these laws, rules, and regulations that address corporate governance, internal control reporting, and similar matters. Failure to comply with these laws, rules and regulations could materially adversely affect our reputation, financial condition, and the value of our securities.

Our inability or failure to effectively manage our growth could harm our business and materially and adversely affect our operating results and financial condition.

Our strategy envisions growing our business. We plan to expand our product, sales, administrative and marketing organizations. Any growth in or expansion of our business is likely to continue to place a strain on our management and administrative resources, infrastructure and systems. As with other growing businesses, we expect that we will need to further refine and expand our business development capabilities, our systems and processes and our access to financing sources. We also will need to hire, train, supervise and manage new and retain contributing employees. These processes are time consuming and expensive, will increase management responsibilities and will divert management attention. We cannot assure you that we will be able to:

●	expand our products effectively or efficiently or in a timely manner;
●	allocate our human resources optimally;
●	meet our capital needs;
●	identify and hire qualified employees or retain valued employees; or
●	incorporate effectively the components of any business or product line that we may acquire in our effort to achieve growth.

Our operating results may fluctuate significantly based on customer acceptance of our products. As a result, period-to-period comparisons of our results of operations are unlikely to provide a good indication of our future performance. Management expects that we will experience substantial variations in our net sales and operating results from quarter to quarter due to customer acceptance of our products. If customers don’t accept our products, our sales and revenues will decline, resulting in a reduction in our operating income.

Customer interest for our products could also be impacted by the timing of our introduction of new products. If our competitors introduce new products around the same time that we issue new products, and if such competing products are superior to our own, customers’ desire for our products could decrease, resulting in a decrease in our sales and revenues. To the extent that we introduce new products and customers decide not to migrate to our new products from our older products, our revenues could be negatively impacted due to the loss of revenue from those customers. In the event that our newer products do not sell as well as our older products, we could also experience a reduction in our revenues and operating income.

If we do not successfully generate additional products and services, or if such products and services are developed but not successfully commercialized, we could lose revenue opportunities.

Our future success depends, in part, on our ability to expand our product and service offerings. To that end we have engaged in the process of identifying new product opportunities to provide additional products and related services to our customers. The process of identifying and commercializing new products is complex and uncertain, and if we fail to accurately predict customers’ changing needs and emerging technological trends our business could be harmed. We may have to commit significant resources to commercializing new products before knowing whether our investments will result in products the market will accept. Furthermore, we may not execute successfully on commercializing those products because of errors in product planning or timing, technical hurdles that we fail to overcome in a timely fashion, or a lack of appropriate resources. This could result in competitors providing those solutions before we do and a reduction in net sales and earnings.

The success of new products depends on several factors, including proper new product definition, timely completion and introduction of these products, differentiation of new products from those of our competitors, and market acceptance of these products. There can be no assurance that we will successfully identify new product opportunities, develop and bring new products to market in a timely manner, or achieve market acceptance of our products or that products and technologies developed by others will not render our products or technologies obsolete or noncompetitive.

Our future success depends on our ability to grow and expand our customer base.  Our failure to achieve such growth or expansion could materially harm our business.

To date, our revenue growth has been derived primarily from the sale of our products and through the purchase of existing businesses. Our success and the planned growth and expansion of our business depend on us achieving greater and broader acceptance of our products and expanding our customer base. There can be no assurance that customers will purchase our products or that we will continue to expand our customer base. If we are unable to effectively market or expand our product offerings, we will be unable to grow and expand our business or implement our business strategy. This could materially impair our ability to increase sales and revenue and materially and adversely affect our margins, which could harm our business and cause our stock price to decline.

If we incur substantial liability from litigation, complaints, or enforcement actions resulting from misconduct by our distributors, our financial condition could suffer. We will require that our distributors comply with applicable law and with our policies and procedures. Although we will use various means to address misconduct by our distributors, including maintaining these policies and procedures to govern the conduct of our distributors and conducting training seminars, it will still be difficult to detect and correct all instances of misconduct. Violations of applicable law or our policies and procedures by our distributors could lead to litigation, formal or informal complaints, enforcement actions, and inquiries by various federal, state, or foreign regulatory authorities against us and/or our distributors. and could consume considerable amounts of financial and other corporate resources, which could have a negative impact on our sales, revenue, profitability and growth prospects. As we are currently in the process of implementing our direct sales distributor program, we have not been, and are not currently, subject to any material litigation, complaint or enforcement action regarding distributor misconduct by any federal, state or foreign regulatory authority.

Our future manufacturers could fail to fulfill our orders for products, which would disrupt our business, increase our costs, harm our reputation and potentially cause us to lose our market.

We may depend on contract manufacturers in the future to produce our products. These manufacturers could fail to produce products to our specifications or in a workmanlike manner and may not deliver the units on a timely basis. Our manufacturers may also have to obtain inventories of the necessary parts and tools for production. Any change in manufacturers to resolve production issues could disrupt our ability to fulfill orders. Any change in manufacturers to resolve production issues could also disrupt our business due to delays in finding new manufacturers, providing specifications and testing initial production. Such disruptions in our business and/or delays in fulfilling orders would harm our reputation and would potentially cause us to lose our market.

Our inability to effectively protect our intellectual property would adversely affect our ability to compete effectively, our revenue, our financial condition and our results of operations.

We may be unable to obtain intellectual property rights to effectively protect our business. Our ability to compete effectively may be affected by the nature and breadth of our intellectual property rights. While we intend to defend against any threats to our intellectual property rights, there can be no assurance that any such actions will adequately protect our interests. If we are unable to secure intellectual property rights to effectively protect our technology, our revenue and earnings, financial condition, and/or results of operations would be adversely affected.

We may also rely on nondisclosure and non-competition agreements to protect portions of our technology. There can be no assurance that these agreements will not be breached, that we will have adequate remedies for any breach, that third parties will not otherwise gain access to our trade secrets or proprietary knowledge, or that third parties will not independently develop the technology.

We do not warrant any opinion as to non-infringement of any patent, trademark, or copyright by us or any of our affiliates, providers, or distributors. Nor do we warrant any opinion as to invalidity of any third-party patent or unpatentability of any third-party pending patent application.

Our industry is highly competitive and we have less capital and resources than many of our competitors, which may give them an advantage in developing and marketing products similar to ours or make our products obsolete.

We are involved in a highly competitive industry where we may compete with numerous other companies who offer alternative methods or approaches, may have far greater resources, more experience, and personnel perhaps more qualified than we do. Such resources may give our competitors an advantage in developing and marketing products similar to ours or products that make our products obsolete. There can be no assurance that we will be able to successfully compete against these other entities.

We are dependent on key personnel

Our success depends to a significant degree upon the continued contributions of key management and other personnel, some of whom could be difficult to replace. We do not maintain key man life insurance covering our officers. Our success will depend on the performance of our officers and key management and other personnel, our ability to retain and motivate our officers, our ability to integrate new officers and key management and other personnel into our operations, and the ability of all personnel to work together effectively as a team. Our failure to retain and recruit officers and other key personnel could have a material adverse effect on our business, financial condition and results of operations.

We have limited insurance.

We have limited directors’ and officers’ liability insurance and limited commercial liability insurance policies. Any significant claims would have a material adverse effect on our business, financial condition and results of operations.

USE OF PROCEEDS

The gross proceeds that we receive from the Rights Offering will depend upon the number of rights exercised. If all of the subscription rights offered are exercised, we will receive gross cash proceeds of approximately $6,000,000. We intend the net proceeds from the Rights Offering to be used for working capital and general corporate purposes, including the following estimates:

●
Between $1.75 million on our commercialization efforts of our products, nationwide multi-channel sales marketing;

●
Between $890 thousand on development and enhancement of our vertical grow room product;

●
$1.75 million on mergers and acquisitions; and

●
Up to $1.61 million on general corporate purposes, including potential working capital, expenses and financing costs.

If we receive substantially less than the maximum proceeds in this Rights Offering, we intend to use such proceeds for working capital and general corporate purposes, prioritizing on our commercialization efforts, and the development and enhancement of our products. The expected use of the net proceeds from this Rights Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our product development efforts, timing of regulatory approvals and market acceptance of our products. As a result, our management will have broad discretion in applying the net proceeds from this offering.

DILUTION

If you invest in our Units in this offering, you will experience an immediate dilution of the net tangible book value per share of our Common Stock. Our historical net tangible book value as of June 30, 2018 was approximately $(2.580) million, or $(0.001) per share of Common Stock. Our historical net tangible book value is the amount of our total tangible assets less our total liabilities. Historical net tangible book value per share is our historical net tangible book value divided by the weighted average number of shares of Common Stock outstanding as of June 30, 2018.

After giving effect to the sale of Units in this offering, at an assumed subscription price of $0.012 per Unit (and assuming no exercise of the Warrants), and after deducting the estimated offering expenses and fees payable by us, our as adjusted net tangible book value as of June 30, 2018 would have been approximately $5.224 million, or $0.002 per share of Common Stock. This represents an immediate increase in net tangible book value of $0.003 per share to existing stockholders and an immediate dilution in net tangible book value of $0.010 per share to new investors purchasing Units in this offering. The following table illustrates this dilution on a per share basis:

Subscription price	$
Historical net tangible book value per share as of June 30, 2018	(0.001)
As adjusted increase in net tangible book value per share attributable to Rights Offering
As adjusted net tangible book value per share as of June 30, 2018, after giving effect to the Rights Offering
Dilution in net tangible book value per share to participants in the Rights Offering	$

The foregoing tables and calculations as of June 30, 2018 exclude the following potentially dilutive shares of Common Stock:

●
stock option grants outstanding for the purchase of 63 million common shares at a $0.009 average exercise price;;
●
warrants for the purchase of 595 million common shares at a $0.031 average exercise price;
●
109 million shares related to convertible debt that can be converted at $0.002535 per share; and
●
an unknown number of common shares to be issued under the Chicago Venture Partners, L.P. financing agreements.

To the extent that any outstanding Common Stock options and Common Stock warrants are exercised or there are additional issuances of Common Stock options, Common Stock warrants or shares of our Common Stock in the future, there will be further dilution to investors participating in this offering.

MARKET PRICE OF OUR COMMON STOCK

Our Common Stock is traded on the OTCQB under the symbol “PHOT.” Our Common Stock has, from time to time, traded on a limited, sporadic or volatile basis. As of  September 14, 2018, our Common Stock was held by approximately 120 stockholders of record. The following tables show the high and low sales prices for our Common Stock for the periods indicated, as reported on the OTC Markets Group.

Period	High	Low
Quarter ending September 30, 2018*	0.019	0.013
Quarter ended June 30, 2018	0.024	0.015
Quarter ended March 31, 2018	0.038	0.014
Quarter ended December 31, 2017	0.037	0.001
Quarter ended September 30, 2017	0.012	0.002
Quarter ended June 30, 2017	0.007	0.001
Quarter ended March 31, 2017	0.020	0.005
Quarter ended December 31, 2016	0.021	0.007

*         Ending on  September 14, 2018.

  On April 10, 2014, as a result of the SEC suspension in the trading of our securities, we lost all market makers and traded on the grey market of OTCBB through February 17, 2016. On February 18, 2016 we resumed unsolicited quotation on the OTC Bulletin Board after receiving clearance from the FINRA on our Form 15c2-11. On October 17, 2017, we were informed by Alpine that they had demonstrated compliance with FINRA Rule 6432 and Rule 15c2-11 under the Securities Exchange Act of 1934. We filed an amended application with the OTC Markets to list the Company’s common stock on the OTCQB and begin to trade on this market as of March 20, 2018.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. We do not intend to pay cash dividends on our Common Stock for the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

CAPITALIZATION

Set forth below is our cash and liquid assets and capitalization as of June 30, 2018:

●
on an actual basis; and

●
on an as adjusted basis, reflecting the issuance of shares of Common Stock and Warrants included in the Units offered by this prospectus, at a subscription price of $0.012 per Units, assuming net proceeds of approximately $5.95 million, after offering expenses and fees payable by us.

The information below should be read in conjunction with our unaudited condensed consolidated financial statements for the three months ended June 30, 2018 and our audited consolidated financial statements for the year ended December 31, 2017, all of which are incorporated by reference in this prospectus and any additional reports incorporated by reference herein. Our financial statements should also be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is included in our Annual Report on Form 10-K for the year ended December 31, 2017, as amended and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, as amended, and incorporated by reference in this prospectus. Please read “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

As of June 30, 2018 (unaudited) (in thousands, except share and per share data)

	Actual	Pro Forma	As Adjusted (1)

Cash, cash equivalents	$136	$	$
Inventory, net	466
Deposits	24		$
Total Current Assets	596

Total Current Liabilities	3,698

Stockholders’ deficit:
Preferred stock - $0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding	-
Common stock - $0.0001 par value, 6,000,000,000 shares authorized, 2,954,764,989 and 2,367,634,022 shares issued and outstanding at 6/30/2018 and 12/31/2017, respectively	295
Additional paid-in capital	133,180
Accumulated deficit	(136,055)
Total stockholders’ deficit	(2,580)
Total capitalization	$1,118	$	$

(1) The as adjusted balance sheet amount reflects (i) the same of shares of our common stock in this offering at an assumed offering price of  $0.012 per share, after deducting commissions and estimated offering expenses payable by us.

(2) The shares of Common Stock outstanding as of June 30, 2018 exclude the following potentially dilutive shares of Common Stock:

●	63 million shares of Common Stock issuable upon the exercise of stock options outstanding as of June 30, 2018, at a weighted average exercise price of $0.009 per share;

●	109 million shares related to convertible Debt that can be converted at average price of $0.002535 per share;

●
595 million shares of Common Stock issuable upon the exercise of outstanding Common Stock warrants as of June 14, 2018, at a weighted-average exercise price of $0.031per share (see “Description of Capital Stock — Outstanding Warrants”); and

●	an unknown number of common shares to be issued under the Chicago Venture Partners, L.P. financing agreements.

To the extent that any outstanding Common Stock options and Common Stock warrants are exercised or there are additional issuances of Common Stock options, Common Stock warrants or shares of our Common Stock in the future, there will be further dilution to investors participating in this offering.

THE RIGHTS OFFERING

The Subscription Rights

We are distributing, at no charge, to holders of Common Stock as of the Record Date, up to 1,000,000,000 non-transferable subscription rights to purchase in the aggregate up to 500,000,000 Units at a subscription price of $0.012 per Unit, for an aggregate purchase price of $6,000,000. Each eligible holder will receive one subscription right for each share of Common Stock owned or deemed to be owned at 6:00 p.m. Eastern Time, on October 12, 2018, the Record Date for the Rights Offering. Each subscription right will entitle a holder to purchase one Unit at a subscription price of $0.012 per Unit, which we refer to as the “basic subscription right.” Each basic subscription right will entitle each holder to purchase one share of our Common Stock and two ½ Warrants consisting of one ½ warrant which will be exercisable for one share of our Common Stock at an exercise price of $0.018 and one ½ warrant which with an exercise price of $0.024 per share, exercisable from the date of issuance through the expiration three years from the date of issuance. Please read “Description of Securities — Warrants Included in Units Issuable in the Rights Offering”.

Basic Subscription Right. Your basic subscription right allows you to purchase one Unit per subscription right, subject to proration as described below, upon delivery of the required documents and payment of the subscription price of $0.012 per Unit, before the expiration of the Rights Offering. For example, if you owned or were deemed to own 100 shares of Common Stock as of the Record Date, you would receive 100 subscription rights and would have the right to purchase 100 Units for $0.012 per Unit with your basic subscription right.

We will not issue fractional shares of Common Stock or Warrants upon the exercise of subscription rights in the Rights Offering. If the number of subscription rights you exercise would otherwise permit you to purchase a fractional share of Common Stock or Warrant, the number of shares of Common Stock and number of Warrants that you may purchase will be rounded down to the nearest whole share or Warrant, as applicable. You may exercise all or a portion of your basic subscription right, or you may choose not to exercise any subscription rights. If you exercise less than your full basic subscription right (other than those subscription rights to acquire less than one Unit, which cannot be exercised), you will not be entitled to purchase Units pursuant to your over-subscription right.

While each subscription right entitles you to purchase one Unit, we are only seeking to raise $6,000,000 dollars in gross proceeds in this Rights Offering. As a result, based on 2,997,279,413 shares of Common Stock expected to be outstanding as of October 12, 2018; we are granting subscription rights to acquire approximately 2,997,279,413 Units but will only accept subscriptions for 500,000,000 Units. Accordingly, sufficient Units may not be available to honor your subscription infull. If exercises of basic subscription rights exceed the number of Units available in the Rights Offering, we will allocate the available Units pro rata among the record holders exercising the basic subscription rights in proportion to the number of shares of our Common Stock each of those record holders owned or were deemed to own on the Record Date, relative to the number of shares owned on the Record Date by all record holders exercising the basic subscription right. If this prorata allocation resultsin any record holders receiving a greater number of Units than the record holder subscribed for pursuant to the exercise of the basic subscription rights, then such record holder will be allocated only that number of Units for which the record holder subscribed, and the remaining Units will be allocated among all other record holders exercising their basic subscription rights on the same pro rata basis described above.

If for any reason the amount of Units allocated to you is less than you have subscribed for, then the excess funds held by the Subscription Agent on your behalf will be returned to you, without interest, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

Over-Subscription Right. The over-subscription right provides stockholders who exercise in full their basic subscription right, the opportunity to purchase the Units that are not purchased by other stockholders. If you fully exercise your basic subscription right (other than those subscription rights to acquire less than one whole Unit, which cannot be exercised) and other stockholders do not fully exercise their basic subscription right, you may also exercise an over-subscription right to purchase additional Units that remain unsubscribed at the expiration of the Rights Offering, subject to availability. To the extent the number of the unsubscribed Units are not sufficient to satisfy all of the properly exercised over-subscription rights requests, the available Units will be prorated among those who properly exercised over-subscription rights in proportion to their respective basic subscription right. To the extent any stockholders properly exercise their over-subscription right for an aggregate amount of Units that is less than the number of the unsubscribed Units, such stockholders will be allocated the full number of unsubscribed Units for which each actually paid in connection with the over-subscription right. The remaining Units will be allocated among all other persons exercising the over-subscription right on the same pro rata basis described above.

In order to properly exercise your over-subscription right, you must deliver the subscription payment related to your over-subscription right before the expiration of the Rights Offering. Because we will not know the total number of unsubscribed Units before the expiration of the Rights Offering, if you wish to maximize the number of Units you purchase pursuant to your over-subscription right, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of Units, assuming that no stockholder other than you has purchased any Units pursuant to their basic subscription right and over-subscription right.

We can provide no assurances that you will actually be entitled to purchase the number of Units issuable upon the exercise of your over-subscription right in full, or at all, at the expiration of the Rights Offering. We will not be able to satisfy your exercise of the over-subscription right if all of our stockholders exercise their basic subscription right in full, and we will only honor an over-subscription right to the extent sufficient unsubscribed Units are available following the exercise of the basic subscription right.

To the extent the aggregate subscription price of the maximum number of unsubscribed Units available to you pursuant to the over-subscription right is less than the amount you actually paid in connection with the exercise of the over-subscription right, you will be allocated only the number of unsubscribed Units available to you, and any excess subscription payments received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable.

Limitation on Exercise. Unless waived by us in our sole discretion, no holder may purchase Units in the Rights Offering that, when aggregated with all the shares of Common Stock otherwise beneficially owned (as defined by Rule 13(d) of the Exchange Act) by such holder and its affiliates, would immediately following the closing of the Rights Offering represent 25% or more of our issued and outstanding shares of Common Stock. If the amount of subscription rights that you exercise is limited, any amount not used for purchases also will be refunded.

Reasons for the Rights Offering

We are conducting the Rights Offering to raise additional capital for general corporate purposes, including for our commercialization efforts. Please read “Use of Proceeds.” We believe that the Rights Offering will strengthen our financial condition by generating additional cash and increasing our stockholders’ equity. In authorizing the Rights Offering, the board of directors carefully evaluated our need for liquidity, financial flexibility and additional capital. The board of directors considered several alternatives before concluding that the Rights Offering was the appropriate alternative in the circumstances for a number of reasons, including that it provides an opportunity to our existing stockholders to limit ownership dilution by buying Units.

Determination of Subscription Price

The subscription price was established at a price of  $0.012 per Unit. In determining the subscription price, the board of directors considered a number of factors, including the likely cost of capital from other sources, our business prospects, historical and current trading prices of Common Stock, the value of the Warrants being issued as components of the Unit, general conditions of the securities markets, and our need for liquidity and capital. The subscription price is not necessarily related to our book value, net worth or any other established criteria of value. We cannot assure you that the market price of Common Stock during the offering period will be equal or above the subscription price of the Units. You should obtain a current quote for our Common Stock before deciding whether to exercise your subscription right to purchase Units.

No Short Sales

By exercising the subscription right, you are representing to us that you have not entered into any short sale or similar transaction with respect to our Common Stock since the Record Date for the Rights Offering. In addition, the subscription right provides that, upon exercise of the subscription right, you represent that you have not since the Record Date and agree to not to enter into any short sale or similar transaction with respect to our Common Stock. These requirements prevent you from pursuing certain investment strategies that could provide you greater financial benefits than you might have realized if the subscription rights did not contain these requirements.

Method of Exercising Subscription Rights

You may exercise your subscription right as follows:

1.
Subscription by Registered Holders. You may exercise your subscription right by properly completing and executing the rights certificate together with any required signature guarantees, a notice of guaranteed delivery (if applicable) and an IRS Form W-9 and forwarding them, together with your full subscription payment for a whole number of Units, to the Subscription Agent at the address set forth below under “Subscription Agent,” before the expiration of the Rights Offering.

2.
Subscription by DTC Participants. We expect that the exercise of your subscription right may be made through the facilities of DTC. If your subscription right is held of record through DTC, you may exercise your subscription right by instructing DTC, or having your broker instruct DTC, to transfer your subscription right from your account to the account of the Subscription Agent, together with certification as to the aggregate number of subscription rights you are exercising and the number of Units you are subscribing for under your basic subscription right and your over-subscription right, if any, and your full subscription payment.

3.
Subscription by Beneficial Owners. If you are a beneficial owner of shares of Common Stock that are registered in the name of a broker, dealer, bank or other nominee, or if you hold Common Stock and would prefer to have an institution conduct the transaction relating to the subscription rights on your behalf, you should instruct your broker, dealer, bank or other nominee to exercise your subscription right and deliver all documents and payment on your behalf before the expiration of the Rights Offering. Your subscription right will not be considered exercised unless the Subscription Agent receives from you or such other party all of the required documents and your full subscription payment (in good, cleared funds) by that date. Your nominee may establish a deadline that may be before the 6:00 p.m. Eastern Time, on November 12, 2018 expiration date that we have established for the Rights Offering. If you are not contacted by your nominee, you should promptly contact your broker, dealer, bank or other nominee if you wish to subscribe for Units in the Rights Offering.

Form of Payment

As described in the instructions accompanying the rights certificate, all payments submitted to the Subscription Agent must be made in full United States currency by personal, cashier’s or certified check payable to the Subscription Agent, drawn upon a United States bank; U.S. postal or express money order; or wire transfer of immediately available funds. If you elect to exercise your subscription right, we urge you to consider using a certified or cashier’s check, U.S. money order, or wire transfer of funds to ensure that the Subscription Agent receives your funds before the expiration of the Rights Offering. If payment is issued by check, payment will be deemed to have been received by the Subscription Agent only upon the Subscription Agent’s receipt and clearance of such check. Funds paid by uncertified personal check may take at least seven business days to clear. If you wish to pay by means of uncertified personal check, we urge you to make payment sufficiently in advance of the expiration of the Rights Offering to ensure that the Subscription Agent receives cleared funds before the expiration of the Rights Offering. Payment received after the expiration of the Rights Offering may not be honored, and the Subscription Agent will return your payment to you, without interest or penalty, as soon as practicable.

You should read and follow the instructions accompanying the rights certificate carefully. As described in the instructions accompanying the rights certificate, in certain cases additional documentation or signature guarantees may be required.

The method of delivery of payments of the subscription amount to the Subscription Agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those documents and payments by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure timely delivery to the Subscription Agent. Do not send or deliver these materials to the Company.

There is no sales fee or commission payable by you in connection with the issuance of subscription rights or the issuance of shares of Common Stock and Warrants underlying the Units if you exercise your subscription right (other than the subscription price). We will pay all fees charged by the Subscription Agent. However, if you exercise your subscription right through a custodian bank, broker, dealer or other nominee, or if you exercise the Warrants included in the Units, you are responsible for paying any other commissions, fees, taxes or other expenses your nominee may charge you in connection with the exercise of the subscription right or Warrant.

Where to Submit Subscriptions

The address to which subscription documents, rights certificates, notices of guaranteed delivery (if applicable) and subscription payments other than wire transfers should be mailed or delivered is:

By mail:	By hand or overnight courier:
Direct Transfer, LLC Attn: Rights Offering 500 Perimeter Park Drive Suite D, Morrisville NC 27560 Tel:(888) 301-2498	Direct Transfer, LLC Attn: Rights Offering 500 Perimeter Park Drive Suite D, Morrisville NC 27560 Tel:(888) 301-2498

If you deliver subscription documents, rights certificates or notices of guaranteed delivery in a manner different than that described in this prospectus, we may not honor the exercise of your subscription right.

You should direct any questions or requests for assistance to the Subscription Agent, Direct Transfer, LLC by telephone at (888) 301-2498 or email at corporate-actions@issuerdirect.com.

Missing or Incomplete Subscription Information

If you do not indicate the number of subscription rights being exercised, or the Subscription Agent does not receive the full subscription payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of subscription rights that may be exercised with the aggregate subscription payment you delivered to the Subscription Agent. If we do not apply your full subscription payment to your purchase of Units, any excess subscription payment received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable.

Delivery of Subscriptions

You should read the instruction letter accompanying the rights certificate carefully and strictly follow it. Do not send your rights certificates or payments to the Company. Except as described below under “Guaranteed Delivery Procedures,” we will not consider your subscription received until the Subscription Agent has received delivery of a properly completed and duly executed rights certificate and the full subscription amount, payment of which has cleared. The risk of delivery of all documents and payments is borne by you or your nominee, not by the Subscription Agent or us.

The method of delivery of rights certificates and payment of the subscription amount to the Subscription Agent will be at the risk of the holders of the subscription right. If sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and clearance of payment before the expiration of the Rights Offering.

Notice to Nominees

If you are a broker, dealer, bank or other nominee that holds shares of Common Stock for the account of others on the Record Date, you should notify the beneficial owners of the shares or warrants for whom you are the nominee of the Rights Offering as soon as possible to learn their intentions with respect to exercising their subscription right. You should obtain instructions from the beneficial owner as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate rights certificate and submit it to the Subscription Agent with the proper subscription payment. If you hold shares of Common Stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of Common Stock on the Record Date, provided that you, as a nominee record holder, make a proper showing to the Subscription Agent by submitting the form entitled “Nominee Holder Certification,” which is provided with your Rights Offering materials. If you did not receive this form, you should contact the Subscription Agent to request a copy.

Beneficial Owners

If you are a beneficial owner of shares of Common Stock that are held of record in the name of a broker, dealer, bank or other nominee, we will ask your broker, dealer, bank or other nominee to notify you of the Rights Offering. Instead of receiving a rights certificate, you will receive your subscription right through your broker, dealer, bank or other nominee. If you wish to exercise your subscription right, you will need to have your broker, dealer, bank or other nominee act for you. To exercise your subscription right, you should complete and return to your broker, dealer, bank or other nominee the form entitled “Beneficial Owner Election Form.” You should receive such form from your broker, dealer, bank or other nominee with the other Rights Offering materials. You should contact your broker, bank or other nominee if you do not receive this form and other Rights Offering material but you believe you are entitled to participate in the Rights Offering. We are not responsible if you do not receive the form from your broker, dealer, bank or other nominee or if you receive it without sufficient time to respond by the deadline established by your nominee, which deadline may be prior to 6:00 p.m. Eastern Time, on November 12, 2018.

If you hold certificates of Common Stock directly and received a rights certificate but would prefer to have your broker, dealer, bank or other nominee act for you, you should contact your nominee and request such nominee to effect the transactions for you.

Guaranteed Delivery Procedures

If you wish to exercise your subscription right but you do not have sufficient time to deliver the rights certificate evidencing your subscription right to the Subscription Agent before the expiration of the Rights Offering, 6:00 p.m. Eastern Time, on  November 12, 2018, you may exercise your subscription right by the following guaranteed delivery procedures:

●
deliver to the Subscription Agent before the expiration of the Rights Offering the subscription payment for each Unit you elected to purchase pursuant to the exercise of subscription rights in the manner set forth above under “Method of Exercising Subscription Rights;”

●
deliver to the Subscription Agent before the expiration of the Rights Offering the form entitled “Notice of Guaranteed Delivery;” and

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deliver the properly completed rights certificate evidencing your subscription right being exercised and the related nominee holder certification, if applicable, with any required signatures guaranteed, to the Subscription Agent within three business days following the date you submit your Notice of Guaranteed Delivery.

Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the “Form of Instructions for Use of The GrowLife, Inc. Subscription Right Certificate,” which will be distributed to you with your rights certificate. Your Notice of Guaranteed Delivery must include a signature guarantee from an eligible institution acceptable to the Subscription Agent. A form of that guarantee is included with the Notice of Guaranteed Delivery.

In your Notice of Guaranteed Delivery, you must provide:

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your name

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the number of subscription rights represented by your rights certificate, the number of Units for which you are subscribing under your basic subscription right, and the number of Units for which you are subscribing under your over-subscription right, if any; and

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your guarantee that you will deliver to the Subscription Agent a rights certificate evidencing the subscription right you are exercising within three business days following the date the Subscription Agent receives your Notice of Guaranteed Delivery.

You may deliver your Notice of Guaranteed Delivery to the Subscription Agent in the same manner as your rights certificate at the address set forth above under “Subscription Agent.” The Subscription Agent will send you additional copies of the form of Notice of Guaranteed Delivery if you need them. You should contact the Subscription Agent, Direct Transfer, LLC, by telephone at (888) 301-2498 to request additional copies of the form of Notice of Guaranteed Delivery. For additional questions you can contact the company directly at 206-483-0059 or investors@growlifeinc.com.

Recombination

The Common Stock and Warrants comprising the Units will separate upon the exercise of the Subscription Rights, and the Units will not trade as a separate security. Holders may not recombine shares of Common Stock and Warrants to receive a Unit.

Non-Transferability of Subscription Rights

The subscription rights are non-transferable (other than by operation of law), and as a result, you may not sell, transfer, assign or give away your subscription right to anyone. The subscription rights will not be listed for trading on any stock exchange or market.

No Fractional Shares

We will not issue fractional shares of Common Stock or Warrants upon the exercise of the subscription rights in the Rights Offering. If the number of subscription rights you exercise would otherwise permit you to purchase a fractional share of Common Stock or Warrant, the number of shares of Common Stock and number of Warrants that you may purchase will be rounded down to the nearest whole share or Warrant, as applicable. Any excess subscription payments received by the Subscription Agent will be returned, without interest, as soon as practicable.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription right, including time of receipt and eligibility to participate in the Rights Offering. In resolving all such questions, we will review the relevant facts, consult with our legal advisors and may request input from the relevant parties. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription right and even if the Rights Offering is extended by the board of directors, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. Neither we nor the Subscription Agent will be under any duty to notify you or your representative of any defect in your subscription. A subscription will be considered accepted, subject to our right to terminate the Rights Offering, only when a properly completed and duly executed rights certificate and any other required documents and the full subscription payment have been received by the Subscription Agent. Our interpretations of the terms and conditions of the Rights Offering will be final and binding.

Escrow Arrangements; Return of Funds

The Subscription Agent will hold funds received in payment for Units in a segregated account pending completion of the Rights Offering. The Subscription Agent will hold this money in escrow until the Rights Offering is completed or is withdrawn and canceled. If the Rights Offering is canceled for any reason, all subscription payments received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable. In addition, all subscription payments received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable, if subscribers decide to cancel their subscription right in the event that there is a fundamental change to the Rights Offering.

Expiration Date, Extension and Amendments

The subscription period, during which you may exercise your subscription right, expires at 6:00 p.m. Eastern Time, on November 12, 2018, which is the expiration of the Rights Offering. If you do not exercise your subscription right before that time, your subscription right will expire and will no longer be exercisable. We will not be required to issue shares of Common Stock and Warrants to you if the Subscription Agent receives your rights certificate or your subscription payment (in good, cleared funds) after that time, regardless of when the rights certificate and subscription payment were sent, unless you send the documents in compliance with the guaranteed delivery procedures described herein.

In our sole discretion, we may extend the expiration of the Rights Offering by giving written notice to the Subscription Agent before the expiration of the Rights Offering. If we elect to extend the expiration of the Rights Offering, we will issue a press release announcing such extension no later than the next business day after the most recently announced expiration of the Rights Offering. We will extend the duration of the Rights Offering as required by applicable law or regulation and may choose to extend it if we decide to give investors more time to exercise their subscription rights in the Rights Offering.

The board of directors also reserves the right to amend the terms of the Rights Offering. We may choose to amend the terms of the Rights Offering for any reason, including, without limitation, in order to increase participation in the Rights Offering. Such amendments or modifications may include a change in the subscription price, although no such change is presently contemplated. If we should make any fundamental changes to the terms set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such stockholder and recirculate an updated prospectus after the post-effective amendment is declared effective with the SEC. In addition, upon such event, we may extend the expiration date of the Rights Offering to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the Rights Offering and the new expiration date. The terms of the Rights Offering cannot be modified or amended after the expiration date of the Rights Offering.

Conditions and Termination

There is no minimum subscription requirement to complete the Rights Offering. We may consummate the Rights Offering regardless of the amount raised. We reserve the right to terminate the Rights Offering before its expiration for any reason. In particular, we may terminate the Rights Offering, in whole or in part, if at any time before completion of the Rights Offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the Rights Offering that in the sole judgment of the board of directors would or might make the Rights Offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the Rights Offering. We may waive any of these conditions and choose to proceed with the Rights Offering even if one or more of these events occur. If we terminate the Rights Offering in whole or in part, we will issue a press release notifying the stockholders of such event, all affected subscription rights will expire without value, and all excess subscription payments received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable following such termination.

No Revocation or Change

Your exercise of your subscription right is irrevocable and may not be cancelled or modified, even if you later learn information that you consider to be unfavorable to the exercise of your subscription right, if the market price of the Common Stock falls below the subscription price of  $0.012 per Unit, or if the Rights Offering is extended by the board of directors. However, if we amend the Rights Offering to make a fundamental change to the terms set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced.

Dilutive Effects of the Rights Offerings

If you do not exercise any subscription rights, the number of shares of Common Stock that you own will not change but you will own a smaller proportional interest in our Company than would otherwise be the case had you fully exercised your subscription right. Even if you fully exercise your subscription right, your proportionate voting interest may be reduced due to the participation of others. Further, the shares issuable upon the exercise of the Warrants to be issued pursuant to the Rights Offering will dilute the ownership interest of stockholders not participating in the Rights Offering or holders of Warrants who have not exercised them.

Stockholder Rights

You will have no rights as a holder of the shares of Common Stock included in the Units you purchase in the Rights Offering, if any, until such shares are issued to you or, if you hold shares through a broker, dealer, bank or other nominee, your broker or bank has received the shares. You will have no right to revoke your subscriptions after you deliver your completed rights certificate, the full subscription payment and any other required documents to the Subscription Agent.

Issuance of Shares and Warrants Acquired in the Rights Offering; Trading Market

Shares of Common Stock and Warrants purchased in the Rights Offering will be issued only in book-entry form, and no physical stock certificates will be issued for such shares or Warrants. If you are the holder of record of Common Stock (whether you hold share certificates or your shares are maintained in book-entry form by our transfer agent, Transfer Online, Inc.), you will receive a statement of ownership reflecting the shares of Common Stock and Warrants purchased in the offering, as soon as practicable after the expiration of the Rights Offering. If you hold your shares of Common Stock through a broker, dealer, bank or other nominee, you may request a statement of ownership from the holder of your shares following the expiration of the Rights Offering. We will not issue fractional shares or Warrants upon exerciseof the subscription rights. If the number of subscription rights you exercise would otherwise permit you to purchase a fractional share of Common Stock or Warrant, the number of shares of Common Stock and number of Warrants that you may purchase will be rounded down to the nearest whole share or Warrant, as applicable. Any excess subscription payments received by the Subscription Agent will be returned, without interest, as soon as practicable. The subscription rights may not be sold, transferred, assigned or given away to anyone, and will not be listed for trading on any stock exchange or market.

Warrant Agent

The warrant agent for the Warrants is Direct Transfer, LLC.

Foreign Stockholders

We will not mail this prospectus or rights certificates to stockholders with addresses that are outside the United States or that have an army post office or foreign post office address. The Subscription Agent will hold rights certificates for the account of such stockholders. To exercise their subscription right, our foreign stockholders must notify the Subscription Agent before 6:00 p.m. Eastern Time, at least three business days before the expiration of the Rights Offering and demonstrate to the satisfaction of the Subscription Agent that the exercise of such subscription right does not violate the laws of the jurisdiction of such stockholder. The deadlines for delivery of subscription materials and payment described above also apply.

Regulatory Limitation

We will not be required to issue to you shares of Common Stock and Warrants pursuant to the Rights Offering if, in our opinion, you are required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such shares or Warrants and if, at the time the Rights Offering expires, you have not obtained such clearance or approval.

Fees and Expenses

We will pay all fees due to the Subscription Agent, as well as any other expenses we incur in connection with the Rights Offering. You are responsible for paying any other commissions, fees, taxes or other expenses incurred by you in connection with the exercise of your subscription right and in connection with the exercise of the Warrants issued pursuant to the Rights Offering.

No Board of Directors Recommendation to Rights Holders

The board of directors is making no recommendation regarding your exercise of the subscription rights. You are urged to make your decision based on your own assessment of our business and the Rights Offering. Please read “Risk Factors” for a discussion of some of the risks involved in investing in Units in the Rights Offering.

U.S. Federal Income Tax Treatment of Rights Offering

For U.S. federal income tax purposes, we do not believe holders of shares of Common Stock should recognize income or loss upon receipt or exercise of a subscription right. Please read “Certain United States Federal Income Tax Considerations.”

Other Matters

We are not making the Rights Offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any Units from subscription right holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights. We may delay the commencement of the Rights Offering in those states or other jurisdictions, or change the terms of the Rights Offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares of Common Stock and Warrants you may elect to purchase by exercise of your subscription right in order to comply with state securities laws. We may decline to make modifications to the terms of the Rights Offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription right, you will not be eligible to participate in the Rights Offering. However, we are not currently aware of any states or jurisdictions that would preclude participation in the Rights Offering.

 CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain U.S. federal income tax considerations, as of the date of this prospectus, to U.S. holders (as defined below) of our Common Stock of the receipt, sale and exercise (or expiration) of the subscription right acquired through the Rights Offering and the receipt, ownership and sale of the Common Stock received upon exercise of the basic subscription right or, if applicable, the over-subscription right.

This summary does not provide a complete analysis of all potential tax considerations. It applies to you only if you are a U.S. holder, acquire your subscription right by distribution from the Company in the Rights Offering and hold the Common Stock issued to you upon exercise of the subscription right or, if applicable, the over-subscription right, as capital assets within the meaning of section 1221 of the Code. This section does not apply to you if you are not a U.S. holder or if you are a member of a special class of holders subject to special rules, including, without limitation, financial institutions, regulated investment companies, real estate investment trusts, holders who are dealers in securities or foreign currency, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, tax-exempt organizations, insurance companies, persons liable for alternative minimum tax, holders who hold such stock as part of a hedge, straddle, conversion, constructive sale or other integrated security transaction, holders whose functional currency is not the U.S. dollar, or holders who received our Common Stock on which the subscription rights are distributed in satisfaction of our indebtedness or as compensation. Additionally, this discussion does not address U.S. holders who beneficially own our shares through either a “foreign financial institution” (as such term is defined in Section 1471(d) (4) of the Code) or certain other non-U.S. entities specified in Section 1472 of the Code.

This section is based upon the Code, the Treasury Regulations promulgated thereunder, legislative history, judicial authority and published rulings, any of which may subsequently be changed, possibly retroactively, or subject to different interpretations. Changes in these authorities may cause the U.S. federal income tax consequences to vary substantially from the consequences discussed below. The discussion that follows neither binds the IRS nor precludes the IRS from adopting a position contrary to that expressed in this prospectus, and we cannot assure you that such a contrary position could not be asserted successfully by the IRS or adopted by a court if the position was litigated. We have not sought, and will not seek, a ruling from the IRS regarding the Rights Offering. This summary does not deal with any U.S. federal non-income, state, local or foreign tax consequences, estate or gift tax consequences, or alternative minimum tax consequences, nor does it address any tax considerations to persons other than U.S. holders.

You are a U.S. holder if you are a beneficial owner of subscription rights or Common Stock and you are:

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An individual who is a U.S. citizen or U.S. resident alien,

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A corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized, or treated as created or organized, in or under the laws of the United Sates, any state thereof or the District of Columbia,

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An estate whose income is subject to U.S. federal income tax regardless of its source, or

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A trust that either is subject to the supervision of a U.S. court and has one or more U.S. persons authorized to control all of its substantial decisions or has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) receives a distribution of subscription rights or holds Common Stock received upon exercise of the subscription rights or, if applicable, the over-subscription right, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership is urged to consult its own tax advisor as to the U.S. federal income tax consequences of receiving, selling or exercising the subscription rights and acquiring, holding or disposing of our Common Stock.

EACH HOLDER OF OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSIDERATIONS OF THE RECEIPT AND EXERCISE (OR EXPIRATION) OF SUBSCRIPTION RIGHTS AND THE RECEIPT, OWNERSHIP AND DISPOSITION OF THE COMMON STOCK.

Receipt, Exercise and Expiration of the Subscription Right; Tax Basis and Holding Period of Common Stock Received upon Exercise of the Subscription Right

Receipt of the Distribution of Subscription Rights

The U.S. federal income tax consequences of the Rights Offering will depend on whether the Rights Offering is considered part of a “disproportionate distribution” within the meaning of Section 305 of the Code. Your receipt of the distribution of subscription rights in the Rights Offering should be treated as a nontaxable distribution with respect to your existing Common Stock for U.S. federal income tax purposes provided that the Rights Offering is not part of a disproportionate distribution. A disproportionate distribution is a distribution or a series of distributions, including deemed distributions, from a corporation that has the effect of the receipt of cash or other property by some stockholders and an increase in the proportionate interest of other stockholders in the corporation’s assets or earnings and profits. For purposes of the above, “stockholder” generally includes holders of rights to acquire stock (such as warrants and options) and holders of convertible securities. The distribution of rights should not result in the receipt by any stockholders of cash or property from the Company. Accordingly, we believe and intend to take the position, and the following discussion assumes (unless explicitly stated otherwise), that the subscription rights issued in the Rights Offering are not part of a disproportionate distribution and, thus, we will not treat the distribution of the subscription rights to you as a dividend of our earnings and profits that is taxable to you for U.S. federal income tax purposes. However, the disproportionate distribution tax rules are complex, the determination is highly dependent on the existence or non-existence of certain facts and the interpretation of such facts or absence thereof, and, as a result, their application is uncertain. Further, the determination of whether the distribution of the subscription rights for our Common Stock results in the receipt of a dividend depends, in part, on the presence of certain facts and the determination of whether such facts exist cannot be made until the close of our taxable year. Finally, it is possible that the IRS, which is not bound by our determination, could challenge our position. For a discussion of the U.S. federal income tax consequences to you if the Rights Offering were to be considered part of a disproportionate distribution, please read “Consequences if the Rights Offering Is Considered Part of a Disproportionate Distribution” below.

EACH HOLDER OF SUBSCRIPTION RIGHTS SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE DISTRIBUTION, EXERCISE (OR EXPIRATION), OR DISPOSITION OF SUBSCRIPTION RIGHTS, INCLUDING WHETHER THE RIGHTS OFFERING WERE TAXABLE AS A “DISPROPORTIONATE DISTRIBUTION” WITHIN THE MEANING OF CODE SECTION 305.

Tax Basis in the Subscription Right

If the fair market value of the subscription right distributed to you is less than 15% of the fair market value of your Common Stock on the date you receive your subscription right, your subscription right will be allocated a zero tax basis for U.S. federal income tax purposes, unless you elect to allocate tax basis between your existing Common Stock and your subscription right in proportion to their relative fair market values determined on the date you receive your subscription right. If you choose to allocate tax basis between your existing Common Stock and your subscription right, you must make this election on a statement included with your tax return for the taxable year in which you receive your subscription right. Such an election is irrevocable.

If the fair market value of the subscription right distributed to you is 15% or more of the fair market value of your existing Common Stock on the date you receive your subscription right, you must allocate your tax basis in your existing Common Stock between your existing Common Stock and your subscription right in proportion to their relative fair market values determined on the date you receive your subscription right.

The fair market value of the subscription right on the date the subscription right will be distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of that fair market value. In determining the fair market value of the subscription right, you should consider all relevant facts and circumstances, including any difference between the subscription price of the subscription right and the trading price of our Common Stock on the date that the subscription rights are distributed, and the length of the period during which the subscription right may be exercised.

Exercise and Expiration of the Subscription Rights

You should not recognize any gain or loss upon the exercise of subscription rights distributed to you in the Rights Offering, and the tax basis of the shares of our Common Stock acquired through exercise of the subscription rights should equal the sum of the subscription price for the shares plus your tax basis, if any, in the subscription rights. The holding period for the shares of Common Stock acquired through exercise of the subscription rights will begin on the date the subscription rights are exercised.

If you allow subscription rights received in the Rights Offering to expire, you generally should not recognize any gain or loss upon that expiration. If you have tax basis in the subscription rights and you allow the subscription rights to expire, the tax basis of our Common Stock owned by you with respect to which such subscription rights were distributed will be restored to the tax basis of such Common Stock immediately before the receipt of the subscription rights in the Rights Offering.

If, at the time of the receipt or exercise of a subscription right distributed to you in the Rights Offering, you no longer hold the share of our Common Stock with respect to which such subscription right is received, certain aspects of the tax treatment of the exercise of the subscription right are unclear, including (1) the allocation of tax basis between the Common Stock previously sold and the subscription right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the Common Stock previously sold, and (3) the impact of such allocation on the tax basis of Common Stock acquired through the exercise of the subscription right. If you exercise a subscription right distributed to you in the Rights Offering after disposing of the Common Stock with respect to which the subscription right is received, you should consult your tax advisor as to these uncertainties.

Sale or Other Disposition of the Subscription Rights

If you sell or otherwise dispose of subscription rights distributed to you before the expiration date, you will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received by you in exchange for the rights and (ii) your tax basis, if any, in the subscription rights sold or otherwise disposed. Any capital gain or loss will be long-term capital gain or loss if the holding period for the subscription rights exceeds one year at the time of sale or disposition. For this purpose, your holding period in subscription rights distributed to you will include your holding period in the shares of Common Stock with respect to which the subscription rights were distributed.

Consequences if the Rights Offering Is Considered Part of a Disproportionate Distribution

If the Rights Offering is part of a “disproportionate distribution” within the meaning of Section 305 of the Code, the distribution of subscription rights would be treated as a distribution with respect to your underlying Common Stock equal to the fair market value of the subscription rights you received and would be taxable to you as a dividend to the extent that such fair market value is allocable to our current or accumulated earnings and profits for the taxable year in which the subscription rights are distributed. We cannot determine, before the consummation of the Rights Offering, the extent to which we will have sufficient current and accumulated earnings and profits to cause any distribution to be treated as a dividend. Dividends received by corporate holders of our Common Stock are taxable at ordinary corporate tax rates subject to any applicable dividends-received deduction. Subject to the discussion of the tax on net investment income set forth below (please read “— Additional Tax on Net Investment Income”), dividends received by noncorporate holders of our Common Stock are generally taxed at preferential rates provided that the holder meets applicable holding period and certain other requirements. Any such distribution in excess of our current and accumulated earnings and profits would be treated first as a tax-free return of your basis in our Common Stock and thereafter as gain from the sale or exchange of your Common Stock. Regardless of whether the distribution of subscription rights is treated as a dividend, as a tax-free return of basis or as gain from the sale or exchange of our Common Stock, your tax basis in the subscription rights you receive will be their fair market value.

If the receipt of subscription rights is taxable to you as described in the previous paragraph and you allow subscription rights received in the Rights Offering to expire, you should recognize a capital loss equal to your tax basis in the expired subscription rights. Your ability to use any capital loss is subject to certain limitations. You should not recognize any gain or loss upon the exercise of the subscription rights, and the tax basis of the shares of Common Stock acquired through exercise of the subscription rights should equal the sum of the subscription price for the shares and your tax basis in the subscription rights. The holding period for the shares of Common Stock acquired through exercise of the subscription rights will begin on the date the subscription rights are exercised.

Ownership and Disposition of Common Stock Acquired Through Exercise of the Subscription Rights

Distributions on Common Stock Acquired Through Exercise of the Subscription Rights

Cash distributions on Common Stock will be dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, and will be taxable as ordinary income, although possibly at reduced rates as discussed below. To the extent that the amount of any distribution paid with respect to Common Stock exceeds our current or accumulated earnings and profits, the excess will be treated first as a nontaxable return of capital to the extent of your adjusted tax basis in the Common Stock and then as capital gain.

Distributions on Common Stock taxable as dividends received by corporate U.S. holders generally will be eligible for the dividends received deduction, subject to various conditions and limitations. Subject to certain exceptions for short-term and hedged positions and provided that certain holding period and other requirements are met, distributions constituting “qualified dividend income” received by non-corporate U.S. holders in respect of Common Stock generally are currently subject to a reduced maximum tax rate of 20% plus the additional tax on net investment income described below under “—Additional Tax on Net Investment Income,” if applicable.

You should consult your own tax advisor regarding the availability of the reduced dividend tax rate or the dividends received deduction in light of your particular circumstances.

Sale or Other Disposition

A sale, exchange, or other disposition of the Common Stock generally will result in gain or loss equal to the difference between the amount realized upon the disposition (not including any proceeds attributable to declared and unpaid dividends, which will be taxable as described above to you if you have not previously included such dividends in income) and your adjusted tax basis in the Common Stock. The gain or loss will be long-term capital gain or loss if you held the Common Stock more than one year at the time of sale, exchange, or other disposition. Under current law, long-term capital gains of individuals, estates, and trusts generally are subject to a reduced maximum federal income tax rate of 20% plus the additional tax on net investment income described below under “— Additional Tax on Net Investment Income,” if applicable.

Additional Tax on Net Investment Income

Certain U.S. citizens and residents and certain estates and trusts are subject to a 3.8% tax on certain net investment income, including dividends and capital gain from the disposition of property, such as the subscription rights and the Common Stock. You should consult your tax advisor with respect to this additional tax.

Information Reporting and Backup Withholding

You may be subject to information reporting and/or backup withholding with respect to dividend payments on or the gross proceeds from the disposition of Common Stock acquired through the exercise of subscription rights. The current rate for backup withholding is 24% but is subject to change. Backup withholding may apply under certain circumstances if (1) you fail to furnish your social security or other taxpayer identification number (“TIN”), (2) you furnish an incorrect TIN, (3) you fail to report interest or dividends properly, (4) you fail to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct, that you are not subject to backup withholding and that you are a U.S. person or (5) the IRS notifies us that you are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle you to a refund with respect to) your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. You may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information. Certain persons are exempt from backup withholding, including corporations.

THE PRECEDING DISCUSSION OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS NOT TAX ADVICE. HOLDERS OF SUBSCRIPTION RIGHTS, SHARES OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES UNDER FEDERAL ESTATE AND GIFT TAX LAWS, FOREIGN, STATE AND LOCAL LAWS AND TAX TREATIES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK ACQUIRED UPON EXERCISE OF SUBSCRIPTION RIGHTS.

DESCRIPTION OF SECURITIES

In this Rights Offering, we are accepting subscriptions for up to 500,000,000 Units, with each Unit consisting of one share of our Common Stock and two ½ Warrants, consisting of one ½ warrant which will be exercisable for one share of our Common Stock at an exercise price of $0.018 per share and one ½ warrant exercisable for one share of our Common Stock at an exercise price of $0.024 (collectively referred to as the Warrant). Each Warrant will be exercisable for one share of our Common Stock. The shares of Common Stock and Warrants comprising the Units are immediately separable and will be issued separately, but will be purchased together in this Rights Offering. We are also registering the shares of Common Stock issuable upon exercise of the Warrants.

Common Stock

The material terms and provisions of our Common Stock are described herein under the caption “Description of Capital Stock.”

Warrants

The following summary of certain terms and provisions of Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus is a part. You should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants.

Warrants Included in Units Issuable in the Rights Offering

Subject to a holder’s right to elect to receive a warrant in certificated form, all Warrants that are purchased in the Rights Offering as part of the Units will be initially issued in book-entry, or uncertificated, form meaning that you will receive a DRS account statement from our transfer agent reflecting ownership of Warrants if you are a holder of record. The Subscription Agent will arrange for the issuance of the Warrants as soon as practicable after the Closing. At Closing, all prorating calculations and reductions contemplated by the terms of the Rights Offering will have been effected and payment to us for the subscribed-for Units will have cleared. If you hold your shares of Common Stock, as applicable, in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the Warrants you purchased in the Rights Offering.

The Warrants to be issued as a part of this Rights Offering will be separately transferable following their issuance. Each Warrant will entitle the holder to purchase one share of our Common Stock.

Duration and Exercise Price.  One half of the warrants issued will have an exercise price of $0.018 per share and one half will have an exercise price of $0.024 per share; all Warrants are exercisable upon issuance. The warrants will expire three years from the date of issuance.

Adjustment.  For so long as the warrants remain outstanding, the exercise price and number of shares of Common Stock issuable upon exercise of the warrant is subject to adjustment as follows: (a) as the Company’s board of directors deems appropriate, or (b) upon subdivision (by stock spilt, stock dividend, recapitalization, or otherwise) or combination (by reverse stock split or otherwise) of shares of Common Stock. The Company has filed notice of its 2018 Annual Meeting of Shareholders which will take place December 6, 2018 for shareholders of record on October 12, 2018; on the agenda is a vote to approve a reverse split of the issued and outstanding common stock of the Company.

Acceleration of Expiration Date. If at any time after the issuance date, the closing trading price of the Company’s Common Stock on the OTCQB or its then principal trading market is greater than $0.0325 per Common Stock share for a period of ten (10) consecutive Trading Days, then the Company may give notice to the Holder and the Expiration Date of the Warrant shall be 5:00 p.m. Eastern Time on the 30th day after the date on which such notice is deemed to have been given by the Company to the Holder.

Rights upon Distribution of Assets. In the event that the Company declares or makes any dividend or other distribution of its assets to holders of its Common Stock, the warrant holder will be entitled to participate in such distribution to the same extent that such holder would have participated therein if the holder had held the number of shares of Common Stock acquirable upon exercise of the warrant.

Fundamental Transaction. In the event of a Fundamental Transaction, as described in the warrants and generally including the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, recapitalization or reclassification or the acquisition of our outstanding Common Stock which results in any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash, assets or other property that the holders would have received had they exercised the warrants immediately prior to such Fundamental Transaction. Subject to certain limitations, in the event of a Fundamental Transaction the warrant holder may at its option require the Company or any Successor Entity to purchase the warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of the warrant on the date of the consummation of the Fundamental Transaction.

Purchase Right. Any time that the Company grants, issues, or sells any securities pro rata to all of the record holders of the Common Stock (the “Purchase Right”), the holder of the warrant will be entitled to acquire the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon exercise of the warrant.

Transferability. Subject to applicable laws and restrictions on transfer, the warrant may be transferred at the option of the holder. The warrants are not listed on any securities exchange or nationally recognized trading system.

Redemption Right.  We may redeem the Warrants for $0.0001 per Warrant if the volume weighted average of our common stock closes for each of ten consecutive trading days exceeds $0.03 per share, subject to certain conditions and limitations, provided that we may not do so prior to the date that is six months after the issuance date. The redemption price is subject to adjustment as follows: (a) as the Company’s board of directors deems appropriate, or (b) upon subdivision (by stock spilt, stock dividend, recapitalization, or otherwise) or combination (by reverse stock split or otherwise) of shares of Common Stock.

Exercisability. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise. If, at the time a holder exercises its warrant, a registration statement registering the issuance of the shares of Common Stock underlying the warrants under the Securities Act is not then effective for the issuance or resale of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the warrant.

Limitations on Exercise. A holder (together with its affiliates as determined in accordance with the warrant) may not exercise any portion of the warrant to the extent that the holder would own more than 4.99% of the outstanding Common Stock after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. A holder may also decrease the applicable percentage. No fractional shares of Common Stock will be issued in connection with the exercise of a warrant but rather the number of shares to be issued shall be rounded up to the nearest whole number.

Right as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, unless and until they exercise their warrants.

Waivers and Amendments. Subject to certain exceptions, any term of the warrants may be amended or waived with our written consent and the written consent of the holders of warrants covering 66% of the shares of Common Stock issuable upon exercise of the warrants, provided that the Company may not amend the exercise price, expiration date, or number of warrant shares into which the warrant is exercisable without the consent of the holder, or if the warrant is held in global form through DTC (or any successor depository), the beneficial owner of the warrant.

Failure to Timely Deliver Securities. Upon exercise of the warrant by the holder, if the Company or its transfer agent fails to deliver the securities to holder by the required share delivery date set forth in the warrant, then, generally, the holder may require the Company to pay to the holder an amount in cash to cover the loss the holder otherwise would incur as a result of short selling shares of Common Stock in anticipation of timely settling that sale with warrant shares. The Company may also be required to pay liquidated damages to the holder for each trading day after the required share delivery date until the securities are delivered.

DESCRIPTION OF CAPITAL STOCK

General

The descriptions of our capital stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to the amended and restated certificate of incorporation and amended and restated bylaws that are currently in effect. Copies of these documents have been filed with the SEC and are incorporated by reference herein.

Authorized Capital Stock

We have authorized 6,010,000,000 shares of capital stock, of which 6,000,000,000 are shares of voting common stock, par value $0.0001 per share, and 10,000,000 are shares of preferred stock, par value $0.0001 per share.

Capital Stock Issued and Outstanding

        As of  June 30,  2018, we have issued and outstanding securities on a fully diluted basis consisting of:

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2.954 billion shares of common stock;
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Stock option grants for the purchase of 63 million shares of common stock at average exercise price of $0.009;
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Warrants to purchase an aggregate of 595,000,000 shares of common stock with expiration dates between November 2018 (subject to extension) and October 2023 at an exercise price of $0.031 per share;
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109 million shares of common stock to be issued for the conversion of Convertible Notes Payables at a conversion price of $0.0026 per share; and
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An unknown number of common shares to be issued under the Chicago Venture Partners, L.P. financing agreements.
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stock option grants outstanding for the purchase of 63 million common shares at a $0.009 average exercise price;
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warrants for the purchase of 595 million common shares at a $0.031 average exercise price;
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109 million shares related to convertible debt that can be converted at $0.002535 per share; and
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an unknown number of common shares to be issued under the Chicago Venture Partners, L.P. financing agreements.

Certificate of Elimination for Series B and C Preferred Stock

On October 24, 2017, the Company filed a Certificate of Elimination with the Secretary of State of the State of Delaware to eliminate the Series B Convertible Preferred Stock and Series C Preferred Stock of the Company. None of the authorized shares of either the Series B or Series C Preferred Stock were outstanding.

The Certificate of Elimination, effective upon filing, had the effect of eliminating from the Company's Certificate of Incorporation, as amended, all matters set forth in the Certificate of Designations of the Series B Convertible Preferred Stock and Series C Preferred Stock with respect to each respective series, which were both previously filed by the Company with the Secretary of State on October 22, 2015.  Accordingly, the 150,000 shares of Series B Preferred Stock and 51 shares of Series C Preferred Stock previously reserved for issuance under their respective Certificates of Designation resumed their status as authorized but unissued shares of undesignated preferred stock of the Company upon filing of the Certificate of Elimination.

Voting Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. On all other matters, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote is required for approval, unless otherwise provided in our articles of incorporation, bylaws or applicable law. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Non-Voting Preferred Stock

Under the terms of our articles of incorporation, our board of directors is authorized to issue shares of non-voting preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of non-voting preferred stock.

The purpose of authorizing our board of directors to issue non-voting preferred stock and determine our rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of non-voting preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Other than the Series B and C Preferred Stock discussed below, there are no shares of non-voting preferred stock presently outstanding and we have no present plans to issue any shares of preferred stock.

Warrants to Purchase Common Stock

As June 30, 2018, we had warrants to purchase 595,000,000 shares of common stock with expiration dates between November 2018 (subject to extension) and October 2023 at an exercise price of $0.031 per share.

Options to Purchase Common Stock

On October 23, 2017, our shareholders voted to approve the 2017 Stock Incentive Plan., increasing to 100,000,000 the maximum allowable shares of the Company’s common stock allocated to the 2017 Stock Incentive Plan. We have 44,000,000 shares available for issuance. We have outstanding unexercised stock option grants totaling 55,000,000 shares at an average exercise price of $0.007 per share as of December 31, 2017. We filed a registration statement on Form S-8 to register 100,000,000 shares of Company’s common stock related to the 2017 Stock Incentive Plan.

Dividend Policy

We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. We currently intend to use all of our available funds to develop our business. We can give no assurances that we will ever have excess funds available to pay dividends.

Change in Control Provisions

Our articles of incorporation and by-laws provide for a maximum of nine directors, and the size of the Board cannot be increased by more than three directors in any calendar year.  There is no provision for classification or staggered terms for the members of the Board of Directors.

Our articles of incorporation also provide that except to the extent the provisions of Delaware General Corporation Law require a greater voting requirement, any action, including the amendment of the Company’s articles or bylaws, the approval of a plan of merger or share exchange, the sale, lease, exchange or other disposition of all or substantially all of the Company’s property other than in the usual and regular course of business, shall be authorized if approved by a simple majority of stockholders, and if a separate voting group is required or entitled to vote thereon, by a simple majority of all the votes entitled to be cast by that voting group.

Our bylaws provide that only the Chief Executive Officer or a majority of the Board of Directors may call a special meeting.  The bylaws do not permit the stockholders of the Company to call a special meeting of the stockholders for any purpose.

Articles of Incorporation and Bylaws Provisions

Our articles of incorporation, as amended, and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change in control, including changes a stockholder might consider favorable. In particular, our articles of incorporation and bylaws among other things:

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permit our board of directors to alter our bylaws without stockholder approval; and
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provide that vacancies on our board of directors may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third party from acquiring us, even if doing so would be beneficial to our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Courts of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a claim of a breach of fiduciary duty owed by any director, officer or other employee to the Company or the Company’s stockholders; any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws; or any action or proceeding asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine.

Listing of our Common Stock

Our Common Stock is listed on the OTCQB under the symbol “PHOT.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Direct Transfer, LLC. The transfer agent and registrar’s address is 500 Perimeter Park Drive Suite D, Morrisville NC 27560.

PLAN OF DISTRIBUTION

We will distribute rights certificates and copies of this prospectus to those persons who were holders of our Common Stock on October 12, 2018, the Record Date for the Rights Offering, promptly following the effective date of the registration statement of which this prospectus forms a part. We are offering the rights and the shares of Common Stock underlying the rights directly to you. Those directors and officers of the Company who may assist in the Rights Offering will not register with the SEC as brokers in reliance on certain safe harbor provisions contained in Rule 3a4-1 under the Exchange Act. Direct Transfer, LLC is acting as our Subscription Agent to effect the exercise of the rights and the issuance of the underlying Common Stock. Therefore, while certain of our director, officers or employees may solicit responses from you, they will not receive any commissions or compensation for those services.

Delivery of Subscription Documents

If your shares are held in the name of a broker, dealer, custodian bank or other nominee as record holder, then you should send your subscription documents and subscription payment to that nominee. If you are the record holder, then you should send your subscription documents, rights certificate, notice of guaranteed delivery and subscription payment to the address provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent. Do not send or deliver these materials to the Company.

By mail:	By hand or overnight courier:
Direct Transfer, LLC Attn: Rights Offering 500 Perimeter Park Drive Suite D, Morrisville NC 27560 Tel: (888) 301-2498	Direct Transfer, LLC Attn: Rights Offering 500 Perimeter Park Drive Suite D, Morrisville NC 27560 Tel: (888) 301-2498

Please read “The Rights Offering—Method of Exercising Subscription Rights.” If you have any questions regarding the Rights Offering, or you have any questions regarding completing a rights certificate or submitting payment in the Rights Offering, please contact the Subscription Agent, Direct Transfer, LLC, by telephone at (888) 301-2498 or corporate-actions@issuerdirect.com.

Delivery of Common Stock and Warrants

As soon as practicable after the expiration of the Rights Offering, and within five business days thereof, we expect to close on subscriptions and for the Subscription Agent to arrange for the issuance of the shares of Common Stock and Warrants purchased pursuant to the Rights Offering. All shares and Warrants that are purchased in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive an account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares of Common Stock or Warrants. If you hold your shares of Common Stock in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the securities you purchased in the Rights Offering.

Notice to Prospective Investors in Canada

This prospectus constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the shares. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus or on the merits of the shares and any representation to the contrary is an offence.

Canadian investors are advised that this prospectus has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this prospectus is exempt from the requirement that the Company and the underwriter(s) provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the Company and the underwriter(s) as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the shares in Canada is being made on a private placement basis only and is exempt from the requirement that the Company prepares and files a prospectus under applicable Canadian securities laws. Any resale of shares acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the shares outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases shares will be deemed to have represented to the Company, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable, that the investor is (i) purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the shares and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the shares or with respect to the eligibility of the shares for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defenses under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

LEGAL MATTERS

The validity of the shares of Common Stock being offered hereby will be passed upon for us by Horwitz + Armstrong, A Professional Law Corporation of Lake Forest, California.

EXPERTS

The financial statements at December 31, 2017 and 2016, and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of SD Mayer & Associates LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document filed by the Company at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” certain information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and relying on the Fixing America’s Surface Transportation Act, or the FAST Act, as a smaller reporting company, subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, including documents we may file with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. This prospectus and any amendments or supplements thereto incorporate by reference the documents set forth below that have previously been filed with the SEC:

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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 28, 2018, as amended by our Annual Report on Form and 10-K/A filed with the SEC on July 9, 2018;

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Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 filed with the SEC on May 1, 2018;

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Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018 filed with the SEC on August 2, 2018;

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Our Current Report on Form 8-K filed with the SEC on August 23, 2018 and August 16, 2018, and

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The description of our capital stock contained in our registration statement on Form S-1 filed with the SEC on May 10 , 2016, including any amendments or reports filed for the purpose of updating such description.

You may request a free copy of any or all of the reports or documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

GrowLife, Inc.
5400 Carillon Point
Kirkland, WA 98033
 Attn: Secretary (866) 781-5559

We also maintain a website at www.growlifeinc.com where incorporated reports or other documents filed with the SEC may be accessed. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be part of this prospectus.

GrowLife, Inc.

Non-transferable Subscription Rights to Purchase Units
Consisting of an Aggregate of Up to 500,000,000 Shares of Common Stock at a Subscription Price of $0.012 Per Unit and Warrants to Purchase Up to 250,000,000 Shares of Common Stock at an exercise price of $0.018 and Warrants to Purchase Up to 250,000,000 Shares of Common Stock at an exercise price of $0.024

PROSPECTUS

[___________], 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the anticipated costs and expenses payable by GrowLife, Inc. (other than commissions and fees) in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$2,100
Legal fees and expenses	15,000
Accounting fees and expenses	10,000
Subscription, Transfer and Warrant Agent fees	10,000
Printing and miscellaneous expenses	17,900
Total	$55,000

Item 14. Indemnification of Directors and Officers.

The Registrant incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with defending or settling such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

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Breach of director’s duty of loyalty to the corporation or its stockholders.

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Act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

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Unlawful payment of dividends or unlawful purchase or redemption of shares; or

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Transaction from which the director derives an improper personal benefit;

The Registrant’s amended and restated certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to it of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, the Registrant has entered into indemnification agreements with each of its directors and executive officers, that require the Registrant to indemnify such persons against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as an officer, director, employee or agent of the Registrant or any of its affiliated enterprises. Under these agreements, the Registrant is not required to provide indemnification for certain matters, including:

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Indemnification for expenses or losses with respect to proceedings initiated by the director or officer, including any proceedings against the Registrant or its directors, officers, employees or other indemnitees and not by way of defense, with certain exceptions;

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Indemnification for any proceeding if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law;

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Indemnification for the disgorgement of profits arising from the purchase or sale by the director or officer of securities of the Registrant in violation of Section 16(b) of the Exchange Act, or any similar successor statute; or

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Indemnification for the director or officer’s reimbursement to the Registrant of any bonus or other incentive-based or equity-based compensation previously received by the director or officer or payment of any profits realized by the director or officer from the sale of securities of the Registrant, as required in each case under the Exchange Act.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. Except as otherwise disclosed under the headings “Part I. — Item 3. Legal Proceedings” in our Annual Report on Form 10-K for the year ended December 31, 2017 and “Part II. Other Information — Item 1. Legal Proceedings” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, there is at present no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The Registrant has an insurance policy in place, that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

The following sets forth information regarding all securities sold or granted by the Registrant within the past three years that were not registered under the Securities Act, and the consideration, if any, received by the Registrant for such securities. The securities were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) or Rule 506(b) of Regulation D promulgated under the Securities Act, which exempt transactions by an issuer not involving any public offering. The purchasers were “accredited investors” as such term is defined in Regulation D. The securities are non-transferable in the absence of an effective registration statement under the Act or an available exemption therefrom, and all certificates and instruments issued are imprinted with a restrictive legend to that effect.

During the six months ended June 30, 2018, the Company had had the following sales of unregistered of equity securities to accredited investors unless otherwise indicated:

On February 7, 2018, the Company issued 7,660,274 shares to three directors. The shares were valued at the fair market price of $0.020 per share or $153,205. The shares were issued for annual director service to the Company.

On February 12, 2018, the Company received a Notice of Conversion from Forglen LLC converting principal and interest of $321,945 owed under that certain 7% Convertible Note as amended June 19, 2014 into 127,000,000 shares of the Company’s common stock with a fair value of $2,235,200.

On February 16, 2018, the Company issued 900,000 shares of its common stock to a service provider pursuant to a conversion of debt totaling $18,000. The shares were valued at the fair market price of $0.020 per share.

On March 13, 2018, the Company, received a Notice of Conversion from Logic Works LLC converting principal and interest of $41,690 owed under that a 6% Convertible Note into 16,445,609 shares of our common stock with a fair value of $248,329. As of March 13, 2018, the outstanding balance on the Convertible Note was $0.

During the six months ended June 30, 2018, Chicago Venture converted principal and interest of $2,082,668 into 369,948,266 shares of our common stock at a per share conversion price of $0.0056 with a fair value of $5,698.731. The Company recognized $3,616,063 of loss on debt conversions during the six months ended June 30, 2018. The Company has $250,000 in available under this debt financing.

Securities Purchase Agreements with St. George Investments, LLC

On February 9, 2018, the Company executed the following agreements with St. George Investments LLC, a Utah limited liability company: (i) Securities Purchase Agreement; and (ii) Warrant to Purchase Shares of Common Stock. The Company entered into the St. George Agreements with the intent to acquire working capital to grow the Company’s businesses.

Pursuant to the St. George Agreements, the Company agreed to sell and to issue to St. George for an aggregate purchase price of $1,000,000: (a) 48,687,862 Shares of newly issued restricted Common Stock of the Company; and (b) the Warrant. St. George has paid the entire Purchase Price for the Securities.

The Warrant is exercisable for a period of five (5) years from the Closing, for the purchase of up to 48,687,862 shares of the Company’s Common Stock at an exercise price of $0.05 per share of Common Stock. The Warrant is subject to a cashless exercise option at the election of St. George and other adjustments as detailed in the Warrant.

On March 20, 2018, the Company entered into and closed on a Common Stock Purchase Agreement with St. George Investments, LLC, a Utah limited liability company.

The Company sold and agreed to issue to St. George 6,410,256 shares of newly issued restricted Common Stock of the Company at a purchase price of $0.0156 per share. The Purchase Price was paid at Closing and the Shares shall be issued upon the satisfaction of the Share Delivery Conditions as set forth in the Agreement.

On April 26, 2018, the Company entered into and closed on a Common Stock Purchase Agreement with St. George Investments, LLC, Pursuant to the St. George Agreements, the Company sold and agreed to issue to St. George 4,950,495 shares of newly issued restricted Common Stock of the Company at a purchase price of $0.0202 per share.

On May 25, 2018, the Company entered into and closed on a Common Stock Purchase Agreement with St. George Investments, LLC, Pursuant to the St. George Agreements, the Company sold and agreed to issue to St. George 5,128,205 shares of newly issued restricted Common Stock of the Company at a purchase price of $0.0195 per share.

During the year ended December 31, 2017, the Company had had the following sales of unregistered of equity securities to accredited investors unless otherwise indicated:

On February 28, 2017, Logic Works converted principal and interest of $291,044 into 82,640,392 shares of the Company’s common stock at a per share conversion price of $0.004.

During the year ended December 31, 2017, five vendors converted debt of $559,408 into 64,869,517 shares of the Company’s common stock at the fair market price of $0.0086 per share.

During the year ended December 31, 2017, four directors were issued 10,000,000 shares of the Company’s common stock at the fair market price of $0.0076 per share for 2017 director services.

During the year ended December 31, 2017, Chicago Venture converted principal and accrued interest of $2,688,000 into 554,044,030 shares of the Company’s common stock at a per share conversion price of $0.0049.

During the year ended December 31, 2016, the Company had had the following sales of unregistered of equity securities to accredited investors unless otherwise indicated:

On January 4, 2016, the Company issued 3,000,000 shares of its common stock to an entity affiliated with Mark E. Scott, our Chief Financial Officer, pursuant to a conversion of accrued consulting fees and expenses for $30,000. The shares were valued at the fair market price of $0.01 per share. On October 21, 2016, an entity affiliated with Mr. Scott converted $40,000 in accrued consulting fees and expenses into 4,000,000 shares of the Company’s common stock at $0.01 per share. The price per share was based on the thirty-day trailing average. On October 21, 2016, an entity affiliated with Mr. Scott was granted 6,000,000 shares of the Company’s common stock at $0.01 per share. The price per share was based on the thirty-day trailing average. On October 21, 2016, an entity affiliated with Mr. Scott cancelled stock option grants totaling 12,000,000 shares of the Company’s common stock at $0.01 per share.

On January 27, 2016, the Company issued 1,500,000 shares of its common stock to Michael E. Fasci, a Board Director, pursuant to a service award for $15,000. The shares were valued at the fair market price of $0.01 per share. On May 25, 2016, the Company issued 2,500,000 shares of its common stock to Michael E. Fasci pursuant to a service award for $50,000. The shares were valued at the fair market price of $0.02 per share.

In consideration for advisory services provided by TCA to the Company, the Company issued 15,000,000 shares of Common Stock during the year ending December 31, 2015. As the common stock was conditionally redeemable, the Company recorded the common stock as mezzanine equity in the accompanying consolidated balance sheet as of December 31, 2015. As of September 30, 2016, the shares are no longer conditionally redeemable and were recorded as issued and outstanding common stock.

The Company issued $2 million in common stock or 115,141,048 shares of our common stock on April 6, 2016 pursuant to the settlement of the Consolidated Class Action and Derivative Action lawsuits alleging violations of federal securities laws that were filed against the Company in United States District Court, Central District of California. The Company accrued $2,000,000 as loss on class action lawsuits and contingent liabilities during the year ending December 31, 2015.

On April 15, 2016, the Company issued 1,000,000 shares of its common stock to an entity affiliated with Marco Hegyi, our Chief Executive Officer, pursuant to a conversion of debt for $20,000. The shares were valued at the fair market price of $0.02 per share. On October 12, 2016, the Company issued 4,000,000 shares of its common stock to an entity affiliated with Marco Hegyi, pursuant to a conversion of debt for $40,000. The shares were valued at the fair market price of $0.01 per share.

On July 13, 2016, the Company issued 6,000,000 shares of common stock pursuant to Settlement Agreement and Release with Mr. Robert Hunt, a former executive, which were valued at the fair market price of $0.010 per share.

On October 21, 2016, the Company issued 5,020,000 shares to two former directors and a supplier (unaccredited) for services provided. The Company valued the 5,020,000 shares at $0.01 per share or $50,200.

During the year ended December 31. 2016, the Company issued 6,400,000 shares of its common stock to two service providers (one unaccredited) pursuant to conversions of debt totaling $64,000. The shares were valued at the fair market price of $0.010 per share.

During the year ended December 31. 2016, Holders of the Company’s Convertible Notes Payables, converted principal and accrued interest of $1,080,247 into 186,119,285 shares of the Company’s common stock at a per share conversion price of $0.006.

During the year ended December 31. 2016, Old Main converted principal and accrued interest of $757,208 into 144,650,951 shares of our common stock at a per share conversion price of $0.0052.

During the year ended December 31. 2016, Chicago Venture converted principal and accrued interest of $1,403,599 into 264,672,323 shares of our common stock at a per share conversion price of $0.0053.

Item 16. Exhibits and Financial Statement Schedules.

The exhibits to the Registration Statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

Item 17. Undertakings.

(a)       The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability under the Securities Act to any purchaser: If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)       For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)          The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(e)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f)          For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(g)          For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kirkland, State of Washington, on the 18th day of September, 2018.

GROWLIFE, INC.

By:	/s/ Marco Hegyi
Marco Hegyi
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE

/s/ Marco Hegyi	Chief Executive Officer and Director	September 18, 2018
Marco Hegyi	(Principal Executive Officer)

/s/ Mark E. Scott	Chief Financial Officer, Director and Secretary	September 18, 2018
Mark E. Scott	(Principal Financial/Accounting Officer)

/s/ Michael E. Fasci	Director	September 18, 2018
Michael E. Fasci

/s/ Katherine McLain	Director	September 18, 2018
Katherine McLain

/s/ Thom Kozik	Director	September 18, 2018
Thom Kozik

/s/ Marco Hegyi	Attorney in Fact	September 18, 2018
By:  Marco Hegyi

Exhibit Index

(a)    Exhibits

Exhibt No.	Description
3.1
Certificate of Incorporation. Filed as an exhibit to the Company’s Form 10-SB General Form for Registration of Securities of Small Business Issuers filed with the SEC on December 7, 2007, and hereby incorporated by reference.

3.2	Amended and Restated Bylaws. Filed as an exhibit to the Company’s Form 8-K filed with the SEC on June 9, 2014, and hereby incorporated by reference.
3.3
Second Amended and Restated Bylaws of GrowLife, Inc. dated October 16, 2015. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on October 26, 2015, and hereby incorporated by reference.

3.4	Certificate of Designation for Series B Preferred Stock. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on October 29, 2015, and hereby incorporated by reference.
3.5	Certificate of Designation for Series C Preferred Stock. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on October 29, 2015, and hereby incorporated by reference.
3.6
Certificate of Elimination of Certificate of Designation, Preferences, and Rights of GrowLife, Inc. dated October 19, 2017 eliminating the Series B Preferred Stock and Series C Preferred Stock. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on October 24, 2017, and hereby incorporated by reference.

3.7
Certificate of Amendment of Certificate of Incorporation of GrowLife, Inc. dated October 23, 2017 to increase the authorized shares of Common Stock from 3,000,000,000 to 6,000,000,000 shares. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on October 24, 2017, and hereby incorporated by reference.

4.1	GrowLife, Inc. 2017 Stock Incentive Plan filed as an Annex 1 to the Company’s Preliminary Schedule 14A filed with the SEC on June 30, 2017, and hereby incorporated by reference.
4.2*	Form of Subscription Agent Agreement by and between GrowLife, Inc. and Direct Transfer, LLC.
4.3*	Form of Non-Transferable Rights Certificate
4.4*	Form of Warrant, exercise price $0.018.
4.5*	Form of Warrant, exercise price of $0.024.
5.1*	Opinion of Horwitz + Armstrong, A Prof. Law Corp. regarding the legality of the securities being registered
8.1*	Legal Opinion of Horwitz + Armstrong, A Prof. Law Corp relating to U.S. Tax Matters
10.1
Joint Venture Agreement dated November 19, 2013 by and between GrowLife, Inc. and CANX USA LLC. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on November 21, 2013, and hereby incorporated by reference.

10.2	Warrant Agreement by and between GrowLife, Inc. and CANX USA LLC. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on November 21, 2013, and hereby incorporated by reference.
10.3
Commercial Lease Agreement dated March 8, 2013 by and between Evergreen Garden Center LLC and William C. Rowell Family Limited Partnership for our Portland, Maine store. Filed as an exhibit to the Company’s Form 10-K dated December 31, 2014 and filed with the SEC on September 30, 2015, and incorporated by reference.

10.4
Letter by and between GrowLife, Inc. and Mark Scott Consulting Letter dated July 31, 2014. Filed as an exhibit to the Company’s Form 8-K filed with the SEC on August 6, 2014, and hereby incorporated by reference.

10.5
Waiver and Modification Agreement dated June 25, 2014 by and between GrowLife, Inc. and Logic Works LLC. Filed as an Exhibit to the Company’s Form 8-K/A and filed with the SEC on August 18, 2014, and hereby incorporated by reference.

10.6
Amended and Restated Joint Venture Agreement dated July 1, 2013 by and between GrowLife, Inc. and CANX USA LLC. Filed as an Exhibit to the Company’s Form 8-K/A and filed with the SEC on August 18, 2014, and hereby incorporated by reference.

10.7
Secured Credit Facility and Secured Convertible Note dated June 25, 2014 by and between GrowLife, Inc. and Logic Works LLC. Filed as an Exhibit to the Company’s Form 8-K/A and filed with the SEC on August 18, 2014, and hereby incorporated by reference.

10.8
Closing Certificate dated July 10, 2014 by and between GrowLife, Inc. and CANX USA LLC and Logic Works LLC. Filed as an Exhibit to the Company’s Form 8-K/A and filed with the SEC on August 18, 2014, and hereby incorporated by reference.

10.9	Form of Warrant by and between GrowLife, Inc. and CANX USA LLC. Filed as an exhibit to the Company’s Form 8-K/A and filed with the SEC on August 18, 2014, and hereby incorporated by reference.
10.10
Settlement Agreement and Waiver of Default dated June 19, 2014 by and between GrowLife, Inc. and Forglen LLC. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on July 18, 2014, and hereby incorporated by reference.

10.11	Joseph Barnes Promotion Letter dated October 10, 2014. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on October 14, 2014, and hereby incorporated by reference.
10.12
Securities Purchase Agreement, dated April 5, 2016, entered into by and among GrowLife, Inc., and Chicago Venture Partners, LP Filed as an exhibit to the Company’s Form 8-K and filed with the SEC April 11, 2016, and hereby incorporated by reference.

10.13
Convertible Promissory Note, dated April 5, 2016, entered into by and between GrowLife, Inc. and Chicago Venture Partners, LP. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on April 11, 2016, and hereby incorporated by reference.

10.14
Form of Secured Investor Note, dated April 5, 2016, entered into by and between GrowLife, Inc. and Chicago Venture Partners, LP. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on April 11, 2016, and hereby incorporated by reference.

10.15
Exchange Agreement dated August 17, 2016, entered into by and between GrowLife, Inc. and Chicago Venture Partners, L.P. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on August 30, 2016, and hereby incorporated by reference.

10.16	Marco Hegyi Employment Agreement and Warrants dated October 21, 2016. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on October 27, 2016, and hereby incorporated by reference.
10.17
Consent to Judgement and Settlement Agreement dated December 7, 2016 by and between  Evergreen Garden Center LLC and GrowLife Hydroponics, Inc. and William C. Rowell Family Limited Partnership for our Portland, Maine store. Filed as an exhibit to the Company’s Form 10-k and filed with the SEC on March 31, 2018, and hereby incorporated by reference

10.18
Compilation of Securities Purchase Agreement, Secured Promissory Notes, Membership Interest Pledge Agreement and Security Agreement. dated February 1, 2017, entered into by and between GrowLife, Inc. and Chicago Venture Partners, L.P. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on February 7, 2017, and hereby incorporated by reference.

10.19
Compilation of Securities Purchase Agreement, Secured Promissory Notes, and Security Agreement dated August 11, 2017, entered into by and between GrowLife, Inc. and Chicago Venture Partners, L.P. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on August 17, 2017, and hereby incorporated by reference.

10.20***	Lease Amending Agreement dated October 1, 2017 by and between GrowLife, Inc. and Berezan Management (Alta) Ltd.
10.21***	Offer Letter dated October 1, 2017 by and between GrowLife, Inc. and David Reichwein
10.22***	Asset Purchase Agreement dated as of October 2, 2017 amongst Growlife, Inc. and David Reichwein, GIP International Ltd and DPR International LLC.
10.23***	Texas commercial Lease Agreement dated October 9, 2017 by and between GrowLife Innovations, Inc. and All Commercial Flooring Inc.
10.24
Share Exchange Agreement amongst GrowLife, Inc., GrowLife Hydroponics, Inc. and Soja, Inc. dated October 19, 2017. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on October 24, 2017, and hereby incorporated by reference.

10.25***	Compilation of Securities Purchase Agreement, Secured Promissory Notes, and Security Agreement December 22, 2017, entered into by and between GrowLife, Inc. and Chicago Venture Partners, L.P.
10.26
Compilation of Securities Purchase Agreement and Warrant to Purchase Common Stock dated February 9, 2018, entered into by and between GrowLife, Inc. and St. George Investments LLC. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on February 15, 2018, and hereby incorporated by reference.

10.27
First Addendum to Asset Purchase Agreement and Employment Agreement dated February 18, 2018 amongst Growlife, Inc. and David Reichwein, GIP International Ltd and DPR International LLC. Filed as an exhibit to the Company’s Form 10-Q and filed with the SEC on August 2, 2018, and hereby incorporated by reference..

10.28	Second Amendment to Forglen LLC 7% Convertible Promissory Note. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on March 16, 2018, and hereby incorporated by reference.
10.29
Common Stock Purchase Agreement dated March 20, 2018 entered into by and between GrowLife, Inc. and St. George Investments LLC. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on March 23, 2018, and hereby incorporated by reference.

14.1	Code of Conduct and Ethics dated May 15, 2014. Attached as an exhibit to the Company’s Form 8-K filed and with the SEC on June 9, 2014, and hereby incorporated by reference.
23.1*	Consent of SD Mayer, & Associates, independent registered public accounting firm
23.2*	Consent of Horwitz + Armstrong, A Professional Law Corporation (contained in Exhibit 5.1)
23.3*	Consent of Horwitz + Armstrong, A Professional Law Corporation (contained in Exhibit 8.1)
24.1*	Power of Attorney (incorporated by reference to the signature page of the Registrant's Registration Statement on Form S-1, filed with the SEC on August 31, 2018 (File No. 333-227171)).
99.1*	Form of Instructions as to Use of Subscription Right Certificate
99.2*	Form of Letter to Shareholders Who are Record Holders
99.3*	Form of Letter to Brokers, Dealers, Banks and Other Nominees
99.4*	Form of Broker Letter to Clients Who are Beneficial Holders
99.5*	Form of Beneficial Owner Election Form
99.6*	Form of Nominee Holder Certification
99.7*	Form of Notice of Guaranteed Delivery

*
Filed herewith.
**
To be filed by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.
***
Filed as an exhibit to the Company’s Form 10-K dated December 31, 2017 and filed with the SEC on March 28, 2018, and incorporated by reference

(b)    Financial Statement Schedules

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto, which are incorporated by reference herein.